As filed with the Securities and Exchange Commission on May 6, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

Valkyrie Bitcoin Futures Fund

(Exact Name of Registrant as Specified in Its Charter)

_________________

Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Valkyrie Funds LLC

Steven McClurg

320 Seven Springs Way

Brentwood, Tennessee 37027

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices and Agent for Service)

_________________

Counsel to the Trust and the Advisor: Morrison C. Warren, Esq. Chapman and Cutler LLP 320 South Canal Street Chicago, Illinois 60606

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated May 6, 2022

Prospectus

                  COMMON SHARES OF BENEFICIAL INTEREST

VALKYRIE BITCOIN FUTURES FUND

The Trust. The Valkyrie Bitcoin Futures Fund (the “Trust”) is a newly organized exchange-traded fund that issues common shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust.

Investment Objective. The investment objective of the Trust is for the Shares to reflect the performance of bitcoin as represented by the CME CF Bitcoin Reference Rate (the “Benchmark”) less the Trust’s liabilities and expenses. There can be no assurance that the Trust will achieve its investment objective or that the Trust’s investment strategy will be successful.

Investment Strategy. The Trust pursues its investment objective primarily by investing in Bitcoin futures contracts (“Bitcoin Futures Contracts”). Futures are financial contracts the value of which depends on, or is derived from, the underlying reference asset. In the case of Bitcoin Futures Contracts, the underlying reference asset is Bitcoin. Futures contracts may be physically-settled or cash-settled. The only Bitcoin Futures Contracts in which the Trust invests are cash-settled Bitcoin Futures Contracts traded on commodity exchanges registered with the Commodity Futures Trading Commission (the “CFTC”). “Cash-settled” means that when the relevant future expires, if the value of the underlying asset exceeds the futures price, the seller pays to the purchaser cash in the amount of that excess, and if the futures price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess. The Trust does not invest in Bitcoin or other digital assets directly.

The Trust seeks to purchase a number of Bitcoin Futures Contracts so that the total value of the Bitcoin underlying the Bitcoin Futures Contracts held by the Trust is as close to 100% of the net assets of the Trust (the “Target Exposure”) as it is reasonably practicable to achieve. There can be no assurance that the Trust will be able to achieve or maintain the Target Exposure.

Bitcoin is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the Bitcoin network, commonly referred to as the Bitcoin protocol. The value of Bitcoin, like the value of other digital assets, is not backed by any government, corporation, or other identified body. Ownership and the ability to transfer or take other actions with respect to Bitcoin is protected through public-key cryptography. The supply of Bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank or corporate treasury) to control. Units of Bitcoin are treated as fungible. Bitcoin and certain other types of digital assets are sometimes referred to as digital currencies or cryptocurrencies. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the Bitcoin protocol and the software that enforces the protocol and (3) users who choose what Bitcoin software to run. Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. There can be no assurance that the Trust’s investments in Bitcoin Futures Contracts will appreciate in value at any time, or on average or over time. Additionally, there can be no assurance that changes in the value of the Trust’s Bitcoin Futures Contracts will track the changes in the value of Bitcoin. Bitcoin is not an income-generating asset and the Trust’s investments in Bitcoin Futures Contracts are not expected to pay dividends or other distributions in the way common stock of companies may. Therefore, any positive return on an investment in the Shares would generally come only from appreciation of the Trust’s investments in Bitcoin Futures Contracts and from income generated by the Trust’s Money Market Instruments (as defined below). At any time at which the Trust’s exposure to Bitcoin through Bitcoin Futures Contracts is less than the Target Exposure – i.e., less than 100% of the Trust’s net asset value – any changes in value of Bitcoin will result in proportionally smaller changes in value of the Shares.

No Prior History. Because the Trust is newly organized, its Shares have no history of public trading. Shares of the Trust may trade a discount from their net asset value (“NAV”). The Trust intends to apply to list its Shares on The Nasdaq Stock Market, LLC (“Nasdaq”). The trading or ticker symbol of the Shares is expected to be “       .”

The Offering. This Prospectus applies to the offering of a single class of the Shares. Unlike mutual funds, the Trust issues and redeems shares at NAV, only in large, specified blocks each consisting of 12,500 Shares (each such block of shares called a “Creation Unit,” and collectively, the “Creation Units”). The Trust’s Creation Units are generally issued and redeemed for cash (unless as provided otherwise in this Prospectus), and only to and from broker-dealers and large institutional investors that have entered into participation agreements (“Authorized Participants”). The initial Authorized Participant is expected to be [       ]. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

The offering of the Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the Securities Act. The Trust is not registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not subject to regulation under the Investment Company Act. The Shares are neither interests in nor obligations of the Sponsor, the Sub-Advisor or the Trustee (each as defined herein).

The Trust is not suitable for all investors and presents many different risks than other types of funds, including risks relating to investing in Bitcoin Futures Contracts. The Trust is riskier than other exchange-traded products that do not hold financial instruments related to bitcoin. The Trust intends to invest substantially all of its assets in Bitcoin Futures Contracts and Money Market Instruments (as defined below) in a manner consistent with its investment objective. The Trust does not invest directly in bitcoin. Bitcoin is a digital asset with a limited operating history and there is no established performance record for the price of bitcoin. An investor should only consider an investment in the Trust if he or she understands the consequences of investing in Bitcoin Futures Contracts and exposure to bitcoin. Bitcoin Futures Contracts have only recently been listed for trading and have a very limited trading history. There can be no assurance that an active trading market for Bitcoin Futures Contracts will develop or be maintained. The Trust’s investments in Bitcoin Futures Contracts may be illiquid and/or highly volatile and the Trust may experience large losses from buying, selling or holding such investments. As with all investments, an investor in the Trust could potentially lose the full principal value of his/her investment, even over periods as short as one day. Shareholders who invest in the Trust should actively manage and monitor their investments, as frequently as daily. Investing in the Shares involves special risks that are described in the “Risk Factors” section beginning on page 10 of this Prospectus, including the following:

●	The Trust has no operating history and the Shares have no history of public trading.

●	Bitcoin is a new technological innovation with a limited history. There is no assurance that usage of bitcoin will continue to grow. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of Bitcoin Futures Contracts and the Shares.

●	Bitcoin and Bitcoin Futures Contracts have generally exhibited high price volatility relative to more traditional asset classes. The value of the Trust’s investments in Bitcoin Futures Contracts could decline rapidly, including to zero. An investment in the Trust is suitable only for investors who can bear the risks associated with the highly volatile value of Bitcoin and Bitcoin Futures Contracts, including the risk of a complete loss of their investment.

●	Regulation of bitcoin continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin.

●	The development of other digital assets is accelerating and such digital assets will compete with bitcoin. The adoption and use of such digital assets may grow and even surpass the adoption of use of bitcoin, causing a reduction in the price of bitcoin and adversely impacting the value of the Shares.

●	The Trust may not be suitable for investors who cannot bear the risk of loss of all or part of their investment. The Shares are appropriate only for those investors who can tolerate risk.

The Trust will distribute to Shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Trust.

THE TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT, AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT. SEE “Risk Factors Related to the Trust and the Share.]” IN PART ONE OF THIS PROSPECTUS FOR MORE INFORMATION.”

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined whether this Prospectus is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

THE CFTC HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act and, as such, may elect to comply with certain reduced reporting requirements.

The Shares are neither interests in nor obligations of the Sponsor, the Sub-Advisor or the Trustee (each as defined herein), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

The date of this Prospectus is [            ], 2022.

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 6 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 10.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

ALL BOOKS AND RECORDS OF THE TRUST (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS) ARE MAINTAINED AT THE TRUSTS PRINCIPAL OFFICE, C/O VALKYRIE FUNDS LLC, 320 SEVEN SPRINGS WAY, BRENTWOOD, TENNESSEE 37027. THE MAIN BUSINESS TELEPHONE NUMBER OF THE TRUST AND THE SPONSOR IS [     ].

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE CFTC AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.VALKYRIEFUNDS.IO. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE TRUST’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

Neither the Sponsor, the Sub-Advisor nor the Trust (each as defined herein) have authorized anyone to provide you with information different from that contained in this Prospectus, any amendment or supplement to this Prospectus or any free writing prospectus prepared by us or on our behalf. Neither the Sponsor, the Sub-Advisor nor the Trust take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this Prospectus, any amendment or supplement to this Prospectus or any free writing prospectus prepared by the Sponsor, the Trust or on the Trust’s behalf. The Trust is offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the Shares.

 -i-

PART ONE
OFFERED SERIES DISCLOSURE

Industry and Market Data

Although we are responsible for all disclosure contained in this Prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the bitcoin industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. It does not contain all of the information that may be important to you and your investment decision. Investors should read the following summary together with the more detailed information in this Prospectus before investing in Shares of the Trust, including the information under the caption “Risk Factors” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, when available. In this Prospectus, unless the context otherwise requires, references to “the Trust,” “we,” “us” and “our” refer to the Valkyrie Bitcoin Futures Fund.

The Trust	The Valkyrie Bitcoin Futures Fund (the “Trust”) is a Delaware statutory trust organized on May 18, 2021 that will operate as an exchange-traded fund. The Trust operates pursuant to a trust agreement between the Sponsor (as defined below) and the Trustee (the “Trust Agreement”). The Trust’s principal office is located at 320 Seven Springs Way, Brentwood, Tennessee 37027, and its telephone number is [ ]. Valkyrie Funds LLC is the Trust’s sponsor and commodity pool operator (the “Sponsor”). Vident Investment Advisory, LLC is the Trust’s sub-advisor and commodity trading adviser (the “Sub-Advisor”). The Trust has no operating history.

Offering of the Shares	Shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust, will be continuously offered under the Securities Act of 1933, as amended (the “Securities Act”). The Trust issues and redeems shares at NAV only in large, specified blocks each consisting of 12,500 Shares (each such block of shares called a “Creation Unit,” and collectively, the “Creation Units”). The Trust’s Creation Units are generally issued and redeemed for cash, and only to and from broker-dealers and large institutional investors that have entered into participation agreements (“Authorized Participants”).

Use of Proceeds	The Trust will invest the proceeds of the offering of Shares in accordance with its investment objective and policies as stated below. It is currently anticipated that the Trust will be able to invest all or substantially all of the net proceeds according to its investment objective and policies promptly following receipt of the proceeds. Pending investment of the net proceeds, the Trust will invest in high-quality, short-term debt securities, cash and/or cash equivalents.

Nasdaq Exchange Symbol	[ ]

Investment Objective	The investment objective of the Trust is for the Shares to reflect the performance of bitcoin as represented by the CME CF Bitcoin Reference Rate (the “Benchmark”), less the Trust’s liabilities and expenses. There can be no assurance that the Trust will achieve its investment objective or that the Trust’s investment strategy will be successful.

Investment Strategy	The Trust pursues its investment objective primarily by investing in Bitcoin futures contracts (“Bitcoin Futures Contracts”). Futures are financial contracts the value of which depends on, or is derived from, the underlying reference asset. In the case of Bitcoin Futures Contracts, the underlying reference asset is Bitcoin. Futures contracts may be cash-settled or physically-settled. When a cash-settled future expires, if the value of the underlying asset exceeds the futures price, the seller pays to the purchaser cash in the amount of that excess, and if the futures price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess. When a physically-settled future expires, the seller is obligated to deliver the underlying asset to the purchaser in exchange for the futures price agreed to at the outset of the contract. The only Bitcoin Futures Contracts in which the Trust invests are cash-settled Bitcoin Futures Contracts traded on commodity exchanges registered with the Commodity Futures Trading Commission (the “CFTC”).

At expiration, the cash settlement amount for the Bitcoin Futures Contracts held by the Trust will be determined by comparing the price at which the Trust purchased the futures contract on the relevant futures exchange with the reference rate specified by that exchange on the expiration date. For example, the Chicago Mercantile Exchange (the “CME”) has specified that the reference rate for its Bitcoin Futures Contracts will be a volume-weighted composite of Bitcoin prices on multiple Bitcoin exchanges. The Trust does not invest in Bitcoin or other digital assets directly.

The Trust seeks to purchase a number of Bitcoin Futures Contracts so that the total value of the Bitcoin underlying the Bitcoin Futures Contracts held by the Trust is as close to 100% of the net assets of the Trust (the “Target Exposure”) as it is reasonably practicable to achieve, although as described in further detail below, there can be no assurance that the Trust will be able to achieve or maintain the Target Exposure. The Trust intends to execute these purchases on commodity exchanges registered with the CFTC through futures commission merchants (“FCMs”). An FCM is a brokerage firm that solicits or accepts orders to buy or sell futures contracts and accepts money or other assets from customers to support such orders. The Trust does not intend to hold short positions in any futures. Although the Trust’s Bitcoin Futures Contracts will provide leverage to the extent they give the Trust exposure to an amount of underlying Bitcoin with a greater value than the amount of collateral the Trust is required to post, the Trust does not intend to provide investors with exposure to an amount of Bitcoin in excess of the Trust’s net assets. The Trust will engage in active and frequent trading of Bitcoin Futures Contracts in seeking to maintain the Target Exposure.

Because the value of the Shares is indirectly tied to the value of the bitcoin underlying the Bitcoin Futures Contracts, it is important to first understand the investment attributes of, and the market for, bitcoins. See “Overview of the Bitcoin Industry and Market.” Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

In addition to the Trust’s investments in Bitcoin Futures Contracts, the Trust expects to have significant holdings of cash and high-quality, short-term debt instruments that have terms-to-maturity of less than 397 days, such as U.S. government securities and repurchase agreements (the “Money Market Instruments”). The Money Market Instruments are intended to provide liquidity, to serve as collateral for the Trust’s Bitcoin Futures Contracts and to support the Trust’s use of leverage. The amount of Money Market Instruments held by the Trust may change over time and will be determined primarily by the amount needed to seek to achieve or maintain the Target Exposure.

There can be no assurance that the Trust’s investments in Bitcoin Futures Contracts will appreciate in value at any time, or on average or over time. Additionally, there can be no assurance that changes in the value of the Trust’s Bitcoin Futures Contracts will track the changes in the value of Bitcoin. Bitcoin is not an income-generating asset and the Trust’s investments in Bitcoin Futures Contracts are not expected to pay dividends or other distributions in the way common stock of companies may. Therefore, any positive return on an investment in the Shares would generally come only from appreciation of the Trust’s investments in Bitcoin Futures Contracts, and from income generated by the Trust’s Money Market Instruments. At any time at which the Trust’s exposure to Bitcoin through Bitcoin Futures Contracts is less than the Target Exposure – i.e., less than 100% of the Trust’s net asset value – any changes in value of Bitcoin will result in proportionally smaller changes in value of the Shares.

The Trust will generally hold its investments in Bitcoin Futures Contracts during periods in which the price of Bitcoin is flat or declining as well as during periods in which the price of Bitcoin is rising, and the Sub-Advisor will generally not seek to change the Trust’s Target Exposure based on daily price changes. For example, if the Trust’s positions in Bitcoin Futures Contracts are declining in value, the Trust generally will not close out its positions except in order to meet redemption requests. As a result, any decrease in value of the Bitcoin Futures Contracts in which the Trust invests will result in a decrease in the Trust’s net asset value (“NAV”).

Use of Leverage	Although the Trust does not intend to provide investors with exposure to an amount of Bitcoin in excess of the Trust’s net assets, the Trust seeks to achieve and maintain the Target Exposure of 100% by using leverage inherent in futures contracts. The Trust’s Bitcoin Futures Contracts will provide leverage to the extent they give the Trust exposure to an amount of underlying Bitcoin with a greater value than the amount of collateral the Trust is required to post to its FCM.

Leverage can have the effect of magnifying the Trust’s exposure to changes in the value of its assets and may also result in increased volatility in the Trust’s NAV. This means the Trust will have the potential for greater gains, as well as the potential for greater losses, than if the Trust owned its assets on an unleveraged basis. The value of an investment in the Trust will be more volatile and other risks tend to be compounded if and to the extent that the Trust is exposed to leverage directly or indirectly.

Overview of Bitcoin	Bitcoin is a digital asset that is created and transmitted through the operations of the peer-to-peer bitcoin network (the “Bitcoin Network”), a decentralized network of computers that operates on cryptographic protocols. Bitcoin is not issued by any government, bank or central organization, and instead exist only on the Bitcoin Network that hosts a public transaction ledger where bitcoin transfers are recorded (the “Blockchain”). The Bitcoin Network is accessed through software, and software governs bitcoin creation, movement and ownership. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoins, which are recorded on the Blockchain. Bitcoins can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin markets that trade bitcoin or in individual end-user-to-end-user transactions under a barter system.

Bitcoins have no physical existence beyond the record of transactions on the Blockchain. The Blockchain is a public record of the creation, custody and flow of funds of bitcoins, showing every transaction effected on the Blockchain among users’ online “digital wallets” where their bitcoins are effectively stored. Bitcoins may be sent or received through users’ digital wallets by using public and private keys that are part of the Bitcoin Network’s cryptographic security mechanism.

The Bitcoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin Network protocol through a “mining” process. The value of bitcoin is determined by the supply of and demand for bitcoin on the bitcoin markets (individual, “Bitcoin Exchanges”, and collectively, the “Bitcoin Exchange Market”) or in private end-user-to-end-user transactions.

New bitcoin are created and rewarded to the miners of a block in the Blockchain for verifying transactions. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.

The Bitcoin Network is a recent technological innovation, and the bitcoins that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the CFTC, the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of bitcoins and other digital currencies. However, other U.S. and state agencies, such as the Securities and Exchange Commission (the “SEC”), have not made official pronouncements or issued guidance or rules regarding the treatment of bitcoins. Similarly, the treatment of bitcoins and other digital currencies is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of bitcoins creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares.”

The Sponsor	Valkyrie Funds LLC is the Trust’s sponsor and commodity pool operator and is responsible for supervising the Trust’s Sub-Advisor (as defined below), managing the Trust’s business affairs and providing certain clerical, bookkeeping and other administrative services. The Trust pays the Sponsor a management fee at an annual rate of [ ]% of the net assets held by the Trust, which accrues daily and is paid in cash (the “Investment Management Fee”). Because the Investment Management Fee is calculated based on the Trust’s average daily net assets and is paid out of the Trust’s assets, it reduces the NAV of the Trust. See “Trust Expenses” below. The Sponsor’s principal office is located at 320 Seven Springs Way, Brentwood, Tennessee 37027, and its telephone number is [ ].

The Sub-Advisor	Vident Investment Advisory, LLC is the Trust’s sub-advisor and commodity trading adviser. The Sub-Advisor is primarily responsible for the day-to-day supervision and investment strategy of, and making investment decisions for, the Trust. As of March 31, 2022, the Sub-Advisor had approximately $10,247,527,000 of assets under management. The Sponsor has entered into an advisory agreement with the Sub-Advisor and pays the Sub-Advisor out of the Investment Management Fee it receives from the Trust. The Sub-Advisor will receive a portfolio management fee equal to [ ]% of the quantity of the net assets of the Trust, which accrues daily and is paid by the Sponsor (the “Sub-Advisor Fee”). The Sub-Advisor’s principal office is located at 1125 Sanctuary Pkwy., Suite 515, Alpharetta GA 30009, and its telephone number is (404) 487-1961.

CUSIP	[ ]

Creation and Redemption	Only an Authorized Participant may purchase (i.e., create) or redeem Shares with the Trust. Authorized Participants may create and redeem Shares only in blocks of at least 12,500 Shares (each such block, a “Creation Unit”) in the Trust. An “Authorized Participant” is a broker-dealer that is a member of a national clearing agency and that has entered into an Participant Agreement with the Sponsor. Creation Units are offered to Participants at the Trust’s NAV. Creation Units in the Trust are expected to be created when there is sufficient demand for Shares in the Trust that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of the Trust and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units in the Trust will be redeemed when the market price per Share of the Trust is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of the Trust over time. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by [     ] (the “Marketing Agent”), generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not generally redeemable individually. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form. The manner by which Creation Units are purchased and redeemed is governed by the terms of [this Prospectus, the Participant Agreement and Authorized Participant Procedures Handbook]. Creation and redemption orders are not effective until accepted by the [Marketing Agent] and may be rejected or revoked. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with the Trust’s Custodian. Creation and redemption transactions must be placed each day the [Marketing Agent] by the create/redeem cut-off time (stated below) to receive that day’s NAV, or earlier if, for example, Nasdaq or other exchange material to the valuation or operation of the Trust closes before such cut-off time. See the section entitled “DESCRIPTION OF THE SHARES; THE FUND; CERTAIN MATERIAL TERMS OF THE TRUST AGREEMENT -- Net Asset Value” for additional information about NAV calculations.

Creation and redemption transactions must be placed each day with the [Marketing Agent] by the create/redeem cut-off time (stated below), or earlier if Nasdaq or other exchange material to the valuation or operation of such Trust closes before such cut-off time, to receive that day’s NAV.

Create/Redeem Cut-Off	NAV Calculation Time
3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

The Trust’s NAV	The NAV of the Trust is determined in accordance with GAAP as the total value of the assets held by the Trust, plus any cash or other assets, less any liabilities including accrued but unpaid expenses. The NAV per Share is determined by dividing the NAV of the Trust by the number of Shares outstanding.

The NAV of the Trust is typically determined as of 4:00 p.m. Eastern time (ET) on each Business Day. The Trust’s daily activities are generally not reflected in the NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day.

Trust Expenses	The Trust’s pays the Sponsor an investment management fee (the “Investment Management Fee”). The Investment Management Fee will be determined by applying a [ ]% annual rate to the NAV of the Trust accrued on a daily basis. The Investment Management Fee will be payable in cash at such times as determined in the Sponsor’s sole discretion. The Sub-Advisor fee is paid by the Sponsor out of the Investment Management Fee.

The Sponsor, from time to time, may waive all or a portion of the Investment Management Fee in its discretion for stated periods of time. The Sponsor is under no obligation to extend a waiver after the end of any such stated period, and, if such waiver is not continued, the Investment Management Fee will be paid in full for subsequent periods. Presently, the Sponsor does not intend to waive any of the Investment Management Fee. The Sponsor will, from time to time, instruct the Custodian to deliver cash to the Sponsor’s account in payment of the Investment Management Fee.

The Trust pays all of its fees and expenses, including recurring, non-recurring, routine and unusual fees and expenses.

The Trust pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. On average, total charges paid to FCMs are expected to be less than $25 per round-turn trade, although brokerage commissions and trading fees are determined on a contract-by-contract basis. The Trust bears other transaction costs including the effects of trading spreads and financing costs/fees associated with the use of Bitcoin Futures Contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds).

Breakeven Amounts	The Trust will be profitable only if returns from the Trust’s investments exceed its “breakeven amount.” The estimated breakeven amount is set forth in the table below. The estimated breakeven amount represents the estimated amount of trading income that the Trust would need to achieve during one year to offset the Trust’s estimated fees, costs and expenses, net of any interest income earned by the Trust on its investments. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether the Trust will break even at the end of the first twelve months of an investment or any other period. See section “Charges — Breakeven Table” for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*		Assumed Selling Price Per Shares*		Breakeven Amount ($ for the Assumed Selling Price Per Shares)*
Valkyrie Bitcoin Futures Fund	[ ]	%	$	[ ]	[ ]

*The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. The amount approximates the NAV of such Shares on [ ], 2022. The actual NAV of the Trust differs and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

Termination Events	Upon dissolution of the Trust and surrender of Shares by the Shareholders, Shareholders will receive a distribution in U.S. Dollars, at the sole discretion of the Sponsor, after the Sponsor has paid or made provision for the Trust’s obligations. [See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust.”]

Authorized Participants	Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer, (ii) have entered into a Participant Agreement with the Sponsor, the Administrator and (iii) have access to an Authorized Participant Self-Administered Account (as defined herein). The Participant Agreement provides the procedures for the creation and redemption of Creation Units. [See “Description of Creation and Redemption of Shares.”]

The Trust has engaged [     ] as the initial Authorized Participant(s). Additional Authorized Participants may be added at any time, subject to the discretion of the Sub-Advisor.

The Administrator	The [ ] serves as the administrator of the Trust. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Creation Units and coordinating the processing of such orders with the Custodian, the Transfer Agent and The Depository Trust Company (“DTC”), (iii) publishing the Trust’s NAV and NAV per Common Share each Business Day as of 4:00 p.m., New York time, or as soon thereafter as practicable and (iv) instructing the Custodian to transfer cash as needed to pay trust expenses. The Administrator’s principal office is located at [ ].

The Trustee	Delaware Trust Company, a Delaware trust company, serves as the trustee of the Trust (the “Trustee”). Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including without limitation, the Sub-Advisor, the Custodian, the Administrator, the Transfer Agent and their respective agents. The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, Delaware 19808.

The Transfer Agent	The [ ] serves as the Trust’s transfer agent (the “Transfer Agent”). The Transfer Agent is responsible for processing the issuance and redemption of Creation Units, the recording of issuances and redemptions and other services for the Trust. The Transfer Agent’s principal office is located at [ ].

Clearance and settlement	The Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Shares are, and will only be, available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

Legal Counsel	Chapman and Cutler LLP advises the Trust on U.S. legal matters and U.S. federal tax matters.

Emerging Growth Company	The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.0 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Auditors	[ ] is the Trust’s auditor.

Federal Income Tax Considerations	The Sponsor intends to take the position that the Trust will be treated as a partnership for U.S. federal income tax purposes. The Trust will not be subject to U.S. federal income tax, assuming that the Trust is a partnership. Rather, each Shareholder will be required to take into account on his or its own U.S. federal income tax return his or its distributive share of the Trust’s items of income, gain, losses and deductions for each taxable year.

Please note that the Trust will distribute to Shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Trust. The Schedule K-1 is a complex form and Shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the Shareholder. See “United States Federal Income Tax Consequences—Taxation of U.S. Common Shareholders.”

RISK FACTORS

Before investors invest in Shares of the Trust, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Factors Related to Bitcoin Futures

The value of the Bitcoin Futures Contracts may not track the price of Bitcoin on the global exchange markets for the trading of bitcoin (individual, “Bitcoin Exchanges”, and collectively, the “Bitcoin Exchange Market”).

The Trust invests in Bitcoin Futures Contracts, which are a relatively new type of futures contract. The Trust will not invest directly in bitcoin. The value of the Bitcoin Futures Contracts is based on the expected value of bitcoin at a future point in time, specifically, the expiration date of the Bitcoin Futures Contracts on the exchange where such futures contract is listed. There are expected to be multiple exchanges listing a Bitcoin Futures Contract and each exchange will utilize prices from different sources therefore the value of a Bitcoin Futures Contract may be subject to additional volatility depending on where such futures contract is listed. A change in the price of bitcoin today will not necessarily result in a corresponding movement in the price of the Bitcoin Futures Contracts since the price of the Bitcoin Futures Contracts is based on expectations of the price of bitcoin at a future point in time. As a result, each Trust should be expected to perform very differently from the performance of bitcoin (or the inverse of such performance) over all periods of time.

The market for Bitcoin Futures Contracts is new, has very limited trading history and may be less liquid and more volatile than other markets

Bitcoin Futures Contracts are a relatively new type of futures contract. Unlike the established futures markets for traditional physical commodities, the market for Bitcoin Futures Contracts is in the development stage and has very limited trading and operational history. As such, Bitcoin Futures Contracts and the market for Bitcoin Futures Contracts may be riskier, less liquid, more volatile and more vulnerable to economic, market, industry, regulatory and other changes than more established futures contracts and futures markets. The liquidity of the market for Bitcoin Futures Contracts will depend on, among other things, the supply and demand for Bitcoin Futures Contracts, the adoption of bitcoin and the commercial and speculative interest in the market for Bitcoin Futures Contracts and the potential ability to hedge against the price of bitcoin with exchange-traded Bitcoin Futures Contracts.

Additionally, because the performance history of the Bitcoin Futures Contracts is extremely limited, the degree to which Bitcoin Futures Contracts are likely to provide exposure to movements in the price of bitcoin is extremely uncertain. If market participants executing trades in Bitcoin Futures Contracts face constraints, including capital constraints, security risks, or high execution costs, the price of Bitcoin Futures Contracts may fail to capture price movements in the underlying price of bitcoin. Moreover, it is not clear how changes to the Bitcoin Network, including changes that result in “forks” (as described herein) will impact the price of any Bitcoin Futures Contracts. On August 1, 2017, the Bitcoin Network was forked by a group of developers and miners accepting changes to the Bitcoin Network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks. Multiple proposals for increasing the capacity of the Bitcoin Network still exist, and it is possible that one or more of these proposals could result in further network “forks.” Such changes may influence the price of Bitcoin Futures Contracts. In particular, it is possible that the price of the Bitcoin Futures Contracts subsequent to a “fork” will be linked to the price of bitcoin on only one of the resulting Bitcoin Networks, rather than the aggregate price of bitcoin on all resulting Bitcoin Networks, even though investors who hold bitcoin directly would participate in the value of bitcoin on all resulting Bitcoin Networks. It is likely that such changes to the Bitcoin Network would require determinations to be made with respect to the Bitcoin Futures Contracts by the relevant futures exchange, and it is possible that such determinations could adversely impact the value of Bitcoin Futures Contracts.

The final settlement price for Bitcoin Futures Contracts could be subject to price manipulation and fraud, which could raise concerns about the Bitcoin Futures Contracts and further limit their usage.

The final settlement price for Bitcoin Futures Contracts traded on the CME is determined in reference to bitcoin price determined on bitcoin exchanges. The CME implemented controls around the determination of the final settlement price either by aggregating prices across multiple bitcoin exchanges or by limiting the potential divergence between the price used and the average price observed on multiple bitcoin exchanges.

However, these controls rely on the ability of the selected bitcoin exchanges to provide a reliable price for bitcoin. The absence of regulation on most bitcoin exchanges increases the risk of price manipulation and fraud, that would result in the final settlement price being an inaccurate representation of the actual price of bitcoin at that time. That could raise concerns about the Bitcoin Futures Contracts providing exposure to the actual price of bitcoin. Such concerns could negatively impact the acceptance of Bitcoin Futures Contracts among market participants and would result in limited trading activity. As a consequence, that could limit the ability of the Authorized Participants to support the liquidity in the Trust.

The market for Bitcoin Futures Contracts may experience prolonged periods of illiquidity or volatility.

Possible illiquid markets may exacerbate losses. The Trust may not always be able to buy and sell portfolio investments at the desired price. Bitcoin Futures Contracts are a new asset with a very limited trading history. Therefore, the markets for these instruments may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions which the Trust may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Funds will typically invest in Futures Contracts related to one benchmark, which is highly concentrated.

The Trust is exposed to the risks associated with rolling futures positions.

Under normal market conditions, the Trust intends to invest substantially all of its assets in Bitcoin Futures Contracts. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the Bitcoin Futures Contracts held by the Trust near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Trust does not intend to hold Bitcoin Futures Contracts through expiration, but instead to “roll” their respective positions. Accordingly, the Trust is subject to risks related to rolling.

When the market for certain futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby Bitcoin Futures Contracts would take place at a price that is lower than the price of the more distant Bitcoin Futures Contracts. This pattern of higher futures prices for longer expiration Bitcoin Futures Contracts is often referred to as “contango.” Alternatively, when the market for certain Bitcoin Futures Contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby Bitcoin Futures Contracts would take place at a price that is higher than the price of the more distant Bitcoin Futures Contracts. This pattern of higher future prices for shorter expiration Bitcoin Futures Contracts is referred to as “backwardation.” The presence of contango in the relevant Bitcoin Futures Contracts at the time of rolling would be expected to adversely affect the Trust. Conversely, the presence of backwardation in certain Bitcoin Futures Contracts at the time of rolling such Bitcoin Futures Contracts would be expected to positively affect the Trust. There have been extended periods in which contango or backwardation has existed in certain futures markets in general (the market for bitcoin futures is in its infancy). Such periods could occur in the future for Bitcoin Futures Contracts and may cause significant and sustained losses.

Several factors may affect a Fund’s ability to closely track its investment objective on a consistent basis.

While the Trust seeks to meet its investment objective, there is no guarantee it will do so. Factors that may affect the Trust’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Bitcoin Futures Contracts in a manner that correlates to the Trust’s objective; (2) an imperfect correlation between the performance of the Bitcoin Futures Contracts actually held by the Trust and the performance of the Benchmark; (3) bid-ask spreads on Bitcoin Futures Contracts held by the Trust; (4) fees, expenses, transaction costs, financing costs associated with the use of the Bitcoin Futures Contracts held by the Trust; (5) holding Bitcoin Futures Contracts traded in a market that has become illiquid or disrupted; (6) the Trust’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (8) early or unanticipated closings of the markets on which the Bitcoin Futures Contracts held by the Trust trade, resulting in the inability of the Trust to execute intended portfolio transactions; (9) accounting standards; and (10) although the Sponsor employs an active rolling methodology that attempts to minimize any loses and to maximize any benefits from the rolling process, there can be no assurance that this outcome will occur and it is expected that such related activities will increase potential differences between the performance of the Trust and the performance of the Bitcoin Futures Contracts. Being materially under- or overexposed to Bitcoin Futures Contracts may prevent the Trust from achieving a high degree of correlation with the Benchmark. Market disruptions or closures, large movements of assets into or out of the Trust, regulatory restrictions or extreme market volatility will adversely affect the Trust’s ability to maintain a high degree of correlation.

The value of the Shares of the Trust relates directly to the value of, and realized profit or loss from, the Bitcoin Futures Contracts and other assets held by the Trust. Fluctuations in the price of the Bitcoin Futures Contracts or assets could materially adversely affect an investment in the Trust.

Several factors may affect the price and/or liquidity of the Bitcoin Futures Contracts owned by the Trust, including, but not limited to:

●	Changes in the open-source software protocol of the Bitcoin Network (e.g., a “fork”) that impact the price (or expected future price) of bitcoin;
●	The level of contango or backwardation in the Bitcoin Futures Contracts market;
●	Government and quasi-government regulation of bitcoin and other digital assets and their use, or restrictions on or regulations of access to and operation of the Bitcoin Network or similar digital assets;
●	Continued worldwide growth in the adoption and use of bitcoin and other digital assets; and
●	General economic conditions and the regulatory environment relating to bitcoin.

These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.

The market infrastructure of the bitcoin cash market and the specific trading rules for Bitcoin Futures Contracts could result in the absence of active Authorized Participants able to support the trading activity of the Funds.

Bitcoin and by extension Bitcoin Futures Contracts are extremely volatile. There are also continuous concerns around the reliability of the bitcoin prices since it trades on multiple and unregulated exchanges. On that basis it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares and there can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Trading rules for Bitcoin Futures Contracts and the high volatility of bitcoin could prevent Authorized Participants implementing arbitrage mechanisms.

Trading of Bitcoin Futures Contracts listed on the CME is highly regulated. Among other rules, there are intraday volatility limits above which the trading in the futures contracts cannot occur. Since bitcoin is an extremely volatile instrument, it is very likely that the intraday volatility limits will be reached at one point of time, and in which case the Authorized Participants would not be in a position to implement the arbitrage mechanisms between the Shares and the Bitcoin Futures Contracts. That would result in very limited, or even the absence of, liquidity in the Shares. Any trading in the Shares would be likely to happen at a material premium or discount against the NAV.

Margin requirements for Bitcoin Futures Contracts are materially higher than the typical margin requirements for other futures contracts, which may limit the growth of the adoption of Bitcoin Futures Contracts by market participants and could negatively impact the performance of the Funds.

The price of bitcoin has been subject to periods of sudden and high volatility and double-digit percentage swings within a single day are not uncommon. Consequently, it is expected that the price of Bitcoin Futures Contracts may also experience periods of sudden and high volatility. As a result, the CME has established margin requirements for Bitcoin Futures Contracts at levels substantially higher than the margin requirements for more established futures contracts. The increased margin requirements may result in much higher upfront costs for the Trust. Market participants may be deterred from incorporating Bitcoin Futures Contracts into their investment strategies due to these higher costs and other limitations created by the high margin requirements, such as the limit on their ability to use leverage to invest in Bitcoin Futures Contracts. A reduction in the adoption of the Bitcoin Futures Contracts will negatively impact the market for Bitcoin Futures Contracts and could negatively impact the performance of the Trust. In addition, the continued volatility in the price of bitcoin may result in further increases to the margin requirements for Bitcoin Futures Contracts by the CME, as well as some FCMs imposing margin requirements on their customers in amounts that are higher than the margin required by the exchanges.

The presence of multiple exchange-traded financial products using Bitcoin Futures Contracts as part of their strategy could increase or even further the volatility in the market and eventually negatively impact the performance of the Trust.

Bitcoin Futures Contracts are new products with limited liquidity and are extremely volatile instruments. The potential for liquidity constraints could be exacerbated by the presence of exchange-traded financial products with similar investment objectives to the Trust, as they will all compete for a limited pool of available bitcoin-related futures contracts and such competition may increase even further the volatility in Bitcoin Futures Contracts and by extension the NAV of the Trust. It is possible that the competition for liquidity between exchange-traded financial products using the Bitcoin Futures Contracts as part of their strategy could result in Bitcoin Futures Contracts to trade at a material premium or discount against the price of bitcoin. That would negatively impact the performance of the Trust when comparing against the performance of bitcoin.

Risk Factors Related to the Bitcoin Network and Bitcoins

Digital assets such as bitcoin were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as bitcoin were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of the Bitcoin network and other digital asset networks, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by miners and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of Bitcoin Futures Contracts and the Shares:

●	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and we expect will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.
●	The trading prices of many digital assets, including bitcoin, are derived from a variety of factors including supply and demand for bitcoin, as well as more indirect and macro factors such as interest rates, monetary policy, broader market uncertainty and geopolitical, social and economic events.
●	The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices, including for Bitcoin. These drawdowns notwithstanding, Bitcoin prices have increased significantly again during 2019, decreased significantly again in 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased again in early 2021 to reach all-time highs. The bitcoin markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.
●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, their value.
●	The loss or destruction of a private key required to access a digital asset such as bitcoin may be irreversible. If a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the bitcoin held in the Bitcoin Account corresponding to that private key and the private key will not be capable of being restored by the Bitcoin network.
●	Miners, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin network.
●	Over the past several years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, digital asset miners are more likely to immediately sell tokens earned by mining, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.
●	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the digital asset network.

●	Many digital asset networks, including Bitcoin, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

●	The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin network could damage that network.

●	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin network, could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks.

●	Governance of the Bitcoin network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin network, which may stymie the Bitcoin network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin network, especially long-term problems. The foregoing notwithstanding, the Bitcoin network’s protocol is informally managed by a group of core developers that propose amendments to the Bitcoin network’s source code. The core developers evolve over time, largely based on self-determined participation. To the extent that a significant majority of users and miners adopt amendments to the Bitcoin network, the Bitcoin network will be subject to new protocols that may adversely affect the value of bitcoin.

●	Bitcoin has only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoin by consumers to pay such retail and commercial outlets remains limited. As a result, the prices of bitcoin are largely determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including Bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

The further development and acceptance of the Bitcoin network and other digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect the performance of Bitcoin Futures Contracts and an investment in the Shares.

Digital assets such as bitcoin may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Bitcoin network and other digital asset networks are a new and rapidly evolving industry of which the Bitcoin network is a prominent, but not unique, part. The growth of the digital asset industry in general, and the Bitcoin network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the Bitcoin network, include:

●	continued worldwide growth in the adoption and use of bitcoin and other digital assets, including those competitive with bitcoin;

●	government and quasi-government regulation of bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin network or similar digital asset systems;

●	the maintenance and development of the open-source software protocol of the Bitcoin network;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

A decline in the popularity or acceptance of the Bitcoin network may harm the price of the Bitcoin Futures Contracts and the Shares. There is no assurance that the Bitcoin network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of bitcoin.

The open-source and decentralized nature of Bitcoin network development reduces certainty in the development of Bitcoin network protocols and software. In addition, the lack of direct compensation for core developers and general difficulty of achieving decentralized consensus around protocol upgrades may hinder the development of beneficial upgrades to the Bitcoin network. Development uncertainty and inflexibility in respect of improving or proposing fixes to the Bitcoin network could negatively impact the performance Bitcoin Futures Contracts and of the Trust.

The Bitcoin network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Bitcoin network protocols and various software implementations thereof, often on the Bitcoin repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Core developers are not generally compensated for their work on the Bitcoin network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Bitcoin network community to address novel technical issues or to achieve consensus around solutions therefor.

As with other digital asset networks, the Bitcoin network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node. The Bitcoin network community has failed to achieve consensus around the scaling of the Bitcoin network to increase transaction throughput and reduce Blockchain bloat. In 2017, the scaling debate resulted in a material, contentious hard fork (as described below) and a variety of proposals for upgrades to the Bitcoin network protocols to allow for more efficient transaction recording. Both hard forks and software upgrades to address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of Bitcoin Futures Contracts and an investment in the Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s bitcoin, which would adversely impact the value of the Shares. Moreover, functionality of the Bitcoin Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for Bitcoin. Even if another digital asset other than Bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of Bitcoin Futures Contracts and the Shares.

Finally, as there is no centralized party controlling the development of the Bitcoin network, there can be no assurance that the community as a whole will not implement changes to the Bitcoin network protocols that have an adverse impact on the Trust, Bitcoin Futures Contracts or an investment in the Shares.

The scheduled creation of newly mined bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect Bitcoin Futures Contracts and an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining” which involves the collection of a reward of new bitcoin (also known as a “coinbase”). As of the date of this Prospectus, the Bitcoin network creates 6.25 bitcoin with each block added to the Blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the Bitcoin market. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact Bitcoin Futures Contracts and an investment in the Shares.

In addition, bitcoin mining is highly sensitive to energy prices and bitcoin market prices. To mine bitcoin, a bitcoin miner acquires specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of computational power being expended by other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin network may experience a temporary slowdown and the overall security of the Bitcoin network against a 51% attack (as described below) may be reduced.

The prevailing level of transaction fees may adversely affect the usage of the Bitcoin Network.

In addition to the coinbase, Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the Blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. In addition, most iterations of mining software will prioritize transaction recorded based on (i) thresholds selected by the user, (ii) the transaction fee paid with the transaction, (iii) the value attached to the transaction and (iv) the time the transaction was received by the mining software.

If miners collude in an anticompetitive manner to not record transactions that pay low transaction fees, then bitcoin users would be required to wait for their transaction to be included in a block by a miner not requiring such transaction fees. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the bitcoin network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions.

If the number of outstanding transactions yet to be recorded in the Blockchain (commonly referred to as “transactions in the mempool”) are significantly above the capacity which can be recorded in any single block, miners are likely to prioritize recording transactions that pay significant transaction fees. This would result in transactions with low or no fees remaining in the mempool for extended periods. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin network. An extended period of large numbers of transactions in the mempool could result from high levels of use of the Bitcoin network or from a malicious spam attack intending to increase the transactions in the mempool. Any extended period with large numbers of transactions in the mempool may adversely impact Bitcoin Futures Contracts and an investment in the Shares.

Additionally, the coinbase reward for successfully mining transactions (called the “block reward” or “coinbase”) will decrease over time. In May 2020, the block reward was reduced from 12.5 to 6.25 bitcoin, and will further be reduced by half approximately every four years (e.g., to 3.125 bitcoin in 2024). As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Conversely, if the combination of the block reward and transaction fees are too low, miners may not be incentivized to expend processing power to solve blocks and confirmations of transactions on the Blockchain could be temporarily slowed. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control. Any reduction in infrastructure security may reduce confidence in the Bitcoin network or expose the Bitcoin network to a malicious actor or botnet obtaining a majority of processing power on the Bitcoin network, reducing the confidence in and security of the Blockchain. Decreased demand for bitcoin or reduced security on the Bitcoin network may adversely impact Bitcoin Futures Contracts and an investment in the Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded the Blockchain to adversely affect the value of Bitcoin Futures Contracts and the Shares.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin network, it may be able to alter the Blockchain on which transactions in Bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new bitcoin or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious parties taking control of the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin network is located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, reportedly forcing several digital asset exchanges to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of Bitcoin Futures Contracts and the Shares.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the Bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the Bitcoin Network in this manner will remain heightened.

Bitcoin is available for trading 24-hours a day and, as such, the price of bitcoin may change dramatically when the market for Bitcoin Futures Contracts is closed or when Shares are not available for trading on Nasdaq.

The price of bitcoin may change sharply while the market for Bitcoin Futures Contracts is closed or when Nasdaq is closed. Although the Trust will not invest directly in bitcoin, such price changes could impact the price and volatility of the Bitcoin Futures Contracts in which the Trust invests and, therefore, could have a negative impact on an investment in the Trust.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, which could have an adverse effect on the price of bitcoin and the Bitcoin Futures Contracts.

Although currently bitcoin is not regulated or is lightly regulated in most countries, including the United States, some countries have and one or more countries may in the future take regulatory actions that severely restrict the right to acquire, own, hold, sell or use bitcoin or to exchange bitcoin for fiat currency. Such restrictions could have an adverse effect on the price of bitcoin and the Bitcoin Futures Contracts in which the Trust invests and may adversely affect an investment in the Trust.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network.

The Bitcoin Network is currently maintained by the core developers and no single entity owns the Bitcoin Network (see “OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET — Bitcoin Network”). However, third parties may still assert intellectual property rights claims relating to the operation of the Bitcoin Network. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoin may adversely affect the price of bitcoin and adversely affect the Bitcoin Futures Contracts. Additionally, a meritorious intellectual property rights claim could prevent end-users from accessing the Bitcoin Network or holding or transferring their bitcoin, which could adversely affect the value of the Bitcoin Futures Contracts. As a result, an intellectual property rights claim against Bitcoin Network participants could have a material adverse impact on the Trust.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoin and the Bitcoin Futures Contract and adversely affect an investment in the Trust.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoin and have an adverse effect on the price of Bitcoin Futures Contracts and therefore adversely affect an investment in the Trust.

Risk Factors Related to the Bitcoin Exchange Market and the Benchmark

The CME CF Bitcoin Reference Rate has a limited history.

The Benchmark has a limited history and produces an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms (as defined below). The Constituent Platforms chosen by Crypto Facilities Ltd., as the administrator (the “BRR Administrator”) of the Benchmark, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, have also changed over time. For example, effective April 2017, Bitfinex and OKcoin.com were removed from the Benchmark due to trading restrictions. On January 25, 2019, ItBit was suspended from the Benchmark due to data quality issues, which suspension was lifted on February 1, 2019 after the BRR Administrator confirmed that data quality assurance measures were in place to identify the errors that the itBit data contained through a full match of parameters. On August 30, 2019, Gemini was added to the Benchmark. The BRR Administrator, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add bitcoin exchanges to the Benchmark in the future at its discretion.

The value of bitcoins as represented by the Benchmark may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Benchmark is determined using data from various Bitcoin Exchanges, over-the-counter markets and derivative platforms. The Sponsor believes that momentum pricing of bitcoins has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoins, inflating and making the Benchmark more volatile. As a result, bitcoins may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Benchmark, which could adversely affect an investment in the Shares.

Due to the unregulated nature and lack of transparency surrounding the operations of Bitcoin Exchanges, the marketplace may lose confidence in Bitcoin Exchanges, upon which the Trust is dependent.

Bitcoin Exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent Bitcoin Exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many Bitcoin Exchanges do not provide this information. As a result, the marketplace may lose confidence in Bitcoin Exchanges, including prominent exchanges that handle a significant volume of Bitcoin trading.

For example, in 2019 there were reports claiming that 80-95% of Bitcoin trading volume on Bitcoin Exchanges was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the U.S. Such reports may indicate that the Bitcoin Exchange Market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the Bitcoin Exchange Market than is commonly understood. Nonetheless, any actual or perceived false trading in the Bitcoin Exchange Market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin and/or negatively affect the market perception of Bitcoin.

In addition, over the past several years, some Bitcoin Exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest Bitcoin Exchanges could be subject to abrupt failure with consequences for both users of Bitcoin Exchanges and the Bitcoin industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of Bitcoin withdrawals from Mt. Gox, the value of one Bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 Bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 Bitcoins worth around $78 million were stolen from Bitfinex, a large Bitcoin Exchange. The value of Bitcoin immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct Bitcoin Exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. Most recently in May 2019, one of the world’s largest Bitcoin Exchanges, Binance, was hacked, resulting in losses of approximately $40 million.

Negative perception, a lack of stability in the Bitcoin Markets and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the prices of Bitcoin. Furthermore, the closure or temporary shutdown of a Bitcoin Exchange used in calculating the Benchmark may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. These potential consequences of such a Bitcoin Exchange’s failure could adversely affect the value of Bitcoin Futures Contracts and the Shares.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital currencies, commodity or currency exposure or to speculate on the price of bitcoins. Speculation on the price of bitcoins may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoins or Bitcoin Futures Contracts.

The impact of geopolitical or economic events on the supply and demand for bitcoins is uncertain, but could motivate large-scale sales of bitcoins, which could result in a reduction in the Benchmark and adversely affect the value of Bitcoin Futures Contracts and an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in the Benchmark and could adversely affect the value of Bitcoin Futures Contracts and an investment in the Shares.

Demand for bitcoins is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoins could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect the value of Bitcoin Futures Contracts and an investment in the Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2019, Bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2019, there were over 5,000 alternative digital assets tracked by CoinMarketCap.com, having a total market-capitalization of approximately $190.9 billion (including the approximately $130.4 billion market cap of Bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets could have a negative impact on the demand for, and price of, Bitcoin and thereby adversely affect Bitcoin Futures Contracts and an investment in the Shares.

The bitcoin spot market is mostly unregulated and highly fragmented across various exchange venues which can negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot bitcoins occurs on multiple trading venues that are mostly unregulated. The fragmentation of the volume across multiple exchanges can lead to a higher volatility than would be expected if the trading volume was concentrated on one trading venue. It also creates the risk of a material price discrepancy across the exchanges. The absence of trading regulation on most bitcoin exchanges makes it likely for price manipulation to occur frequently, which will result in even higher volatility and price differentials.

Although the Trust invests in Bitcoin Futures Contracts only, the difficulty for Authorized Participants to be able to identify a reliable price for bitcoin could negatively impact their ability to implement arbitrage mechanisms, which could result in very limited, or even the absence, of liquidity in the Shares. Any trading in the Shares would be likely to happen at a material premium or discount against the NAV.

Risk Factors Related to the Trust and the Shares

The Trust is subject to the risk of additional Market Disruption.

In late February 2022, Russia launched a large scale military attack on Ukraine. The invasion significantly amplified already existing geopolitical tensions among Russia, Ukraine, Europe, NATO and the West, including the U.S. In response to the military action by Russia, various countries, including the U.S., the United Kingdom, and European Union issued broad-ranging economic sanctions against Russia. Such sanctions included, among other things, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; a commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (“SWIFT”), the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. Additional sanctions may be imposed in the future. Such sanctions (and any future sanctions) and other actions against Russia may adversely impact, among other things, the Russian economy and various sectors of the economy, including but not limited to, financials, energy, metals and mining, engineering and defense and defense-related materials sectors; result in a decline in the value and liquidity of Russian securities; result in boycotts, tariffs, and purchasing and financing restrictions on Russia’s government, companies and certain individuals; weaken the value of the ruble; downgrade the country’s credit rating; freeze Russian securities and/or funds invested in prohibited assets and impair the ability to trade in Russian securities and/or other assets; and have other adverse consequences on the Russian government, economy, companies and region. Further, several large corporations and U.S. states have announced plans to divest interests or otherwise curtail business dealings with certain Russian businesses.

Sponsor’s and its management’s experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was formed to be the Sponsor of investment vehicles such as the Trust. The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. Although past performance is not necessarily indicative of future results, if the Trust had any performance history, such performance history might (or might not) provide investors with more information on which to evaluate an investment in the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the bitcoins have been developed specifically for this product. There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Shares may trade at a price which is at, above or below the Trust’s NAV per Share and any discount or premium in the trading price relative to the Trust’s NAV per Share may widen as a result of non-concurrent trading hours.

The Shares may trade on Nasdaq at, above or below the Trust’s NAV per Share. The Trust’s NAV per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the Trust’s NAV per Share as well as market supply and demand. The price difference may be due, in large part, to the fact that supply and demand forces at work in the public trading market for Shares are closely related, but not identical, to the same forces influencing the Benchmark. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares at a discount or a premium to the public trading price per Share.

Authorized Participants, or their clients or customers, may have an opportunity to realize a riskless profit if they can create a Creation Unit at a discount to the public trading price of the Shares or can redeem a Creation Unit at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share closely over time. Such arbitrage opportunities will not be available to Shareholders who are not Authorized Participants.

If Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are different than the Benchmark, the arbitrage mechanism intended to keep the price of the Shares closely linked to the Benchmark may not function properly and the Shares may trade at a discount or premium to the NAV per Share.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the Benchmark may not function properly if Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are materially higher or lower than the Benchmark. Authorized Participants may purchase or sell bitcoins on public or private markets not included among the Bitcoin Exchanges included in the Benchmark, and such transactions may take place at prices materially higher or lower than the Benchmark. Furthermore, while the Benchmark provides a U.S. Dollar-denominated composite reference rate for the price of bitcoin based on the volume-weighted price of a bitcoin on certain constituent Bitcoin Exchanges at any given time, the prices on each individual Bitcoin Exchange are not necessarily equal to the value of a bitcoin as represented by the Benchmark.

Although the average price variance between the Benchmark and the price of bitcoins on the Bitcoin Exchanges, both individually and as a group, has historically been immaterial, the price of bitcoins on an individual Bitcoin Exchange has historically, and could in the future, be materially higher or lower than the Benchmark. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of bitcoins. To the extent such prices differ materially from the Benchmark, the price of the Shares may no longer track, whether temporarily or over time, the Benchmark, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoins and the Benchmark.

If the processes of creation and redemption of Creation Units encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Shares closely linked to the Benchmark may not exist and, as a result, the price of the Shares may fall.

If the creation and redemption of the Shares (which depend on timely transfers of bitcoins to and from the custody accounts maintained by the Custodian) encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying assets of the Trust may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the Benchmark and may fall.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

Under the Trust Agreement, the Sponsor may suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying bitcoins, as measured using the Benchmark. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the Benchmark and may fall.

Furthermore, the placement of in-cash creation and redemption orders require additional administrative steps as compared to in-kind creation and redemption orders, which could hinder arbitrage opportunities for in-cash creation and redemption orders. The Sponsor, Administrator or Marketing Agent’s failure to quickly execute such administrative steps could cause a delay in the execution of an Authorized Participant’s order, which could hinder an Authorized Participant’s ability to arbitrage the difference between the Benchmark and the price of the Shares, thereby impacting an Authorized Participant’s ability to keep the price of the Shares closely linked to the Benchmark. See “Risk Factors Related to the Bitcoin Exchange Market and the Benchmark”.

The Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent, Administrator and Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins for which no person is liable.

Shareholders’ recourse against the Trust, Trustee, Custodian and Sponsor under New York law governing their custody operations is limited. Similarly, the Shareholders’ recourse against the Sponsor, the Transfer Agent and the Administrator for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of bitcoins, is limited. Consequently, a loss may be suffered with respect to the Trust’s bitcoins for which no person is liable in damages. Further, there is no third-party insurance to cover any loss that may be suffered with respect to the Trust’s bitcoins.

Bitcoin Futures Contracts held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoins represented by Shares in the Trust are not insured directly by the Trustee or the Sponsor.

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on Nasdaq terminates its Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

In addition, if one or more Liquidity Providers refuses, or is unable, to perform its obligations under its Participant Agreements, the Trust may have difficulty maintaining the participation of certain Authorized Participants or engaging additional Authorized Participants. Under such circumstances, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

There is no guarantee that an active trading market for the Shares will continue to develop.

There can be no assurance an active trading market of the Shares will develop on Nasdaq. The Sponsor may elect to terminate the Trust if it determines, in its sole discretion, that the Trust is not an economically viable size, which could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

To the extent that Nasdaq halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Shares, thus adversely affecting an investment in the Shares. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the Benchmark is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoins are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the Benchmark were higher at the time of sale. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The Trust seeks to provide investment results (before fees and expenses) that match the performance of the Benchmark at all times, even during periods when the Benchmark is flat or when the Benchmark moving in a manner which causes the value of the Trust to decline.

Other than for cash management purposes and the rolling methodology employed by the Sub-Advisor, the Trust is not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Rather, and subject to the Sub-Advisor’s rolling methodology used for the Funds, the Sub-Advisor seeks to cause the NAV of the Trust to track the daily performance of the Bitcoin Futures Contracts in accordance with the Trust’s investment objective, even during periods in which the Bitcoin Futures Contracts are flat or moving in a manner which causes the value of the Trust to decline. It is possible to lose money over time regardless of the performance of the Bitcoin Futures Contracts, due to the effects of daily rebalancing, volatility and compounding.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Sub-Advisor, the Trustee, the Transfer Agent, the Administrator or the Custodian under the Trust’s governing documents.

Under the Trust’s governing documents, each of the Sponsor, the Sub-Advisor, the Trustee, the Transfer Agent, the Administrator and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Sub-Advisor, Trustee, Transfer Agent, the Administrator or Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Trust. Although the Sponsor does not anticipate that such claims will adversely impact the Trust, it is impossible to provide definite assurances that no such negative impact will occur.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Fund due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s portfolio investments may be valued using techniques other than market quotations. The value established for a portfolio investment may be different from what would be produced through the use of another methodology or if it had been priced using market quotations. Portfolio investments that are valued using techniques other than market quotations, including investments that are “fair valued” may be subject to greater fluctuation in their value from one day to the next than would be the case if market quotations were used. In addition, there is no assurance that the Trust could sell a portfolio investment for the value established for it at any time, and it is possible that the Trust would incur a loss because an investment is sold at a discount to its established value.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through Nasdaq or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act.

The Trust is not subject to registration or regulation under the Investment Company Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Although the Shares of the Trust are limited liability investments, certain circumstances such as bankruptcy of the Trust will increase a shareholder’s liability.

The Shares of the Trust are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of the Trust Agreement.

The Trust is subject to the position limits imposed by the Trust’s FCMs, the CME, or the CFTC.

If the Trust’s ability to obtain exposure to bitcoin futures contracts in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in the bitcoin futures market, a disruption to the bitcoin futures market, or as a result of margin requirements or position limits imposed by the Trust’s futures commission merchants (“FCMs”), the CME, or the CFTC, the Trust may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Trust’s ability to obtain exposure to bitcoin futures contracts will cause the Trust’s performance to deviate from the performance of bitcoin futures. Additionally, the ability of the Trust to obtain exposure to bitcoin futures contracts is limited by certain tax rules that limit the amount the Trust can invest in its wholly-owned subsidiary as of the end of each tax quarter, which may have tax consequences.

Failure of the FCMs to segregate assets may increase losses in the Trust.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Trust as margin with the FCMs may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Trust might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, Trust Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to the Trust was held by the FCM, and it is possible that the Trust may not be able to recover any funds in the event of the FCM’s bankruptcy. Each FCM may, from time to time, be the subject of certain regulatory and private causes of action.

Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, customer funds held at a clearing organization in connection with any futures or options contracts may be held in a commingled omnibus account, which may not identify the name of the clearing member’s individual customers. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default of the clearing FCM’s other clients or the clearing FCM’s failure to extend its own funds in connection with any such default, the Trust may not be able to recover the full amount of assets deposited by the clearing FCM on behalf of the Trust with the clearing organization. In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Trust could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

There may be circumstances that could prevent the Trust from being operated in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor, Sub-Advisor and/or the Trust that make it, for all practical purposes, impossible to re-position such Fund and/or to process a purchase or redemption order. Examples of such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the purchase process; and similar extraordinary events. Accordingly, while the Sponsor has implemented and tested a business continuity plan that transfers functions of any disrupted facility to another location and has effected a disaster recovery plan, circumstances, such as those above, may prevent the Trust from being operated in a manner consistent with its investment objective and/or principal investment strategies.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyberattacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Trust’s third party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities in which the Trust invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Trust’s shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its shareholders could be negatively impacted as a result. While the Trust has established business continuity plans and rely on systems to prevent such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified.

Risk Factors Related to the Regulation of the Trust and the Shares

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of bitcoins or the operation of the Bitcoin Network or the Bitcoin Exchange Market in a manner that adversely affects the value of Bitcoin Futures Contracts and an investment in the Shares.

As bitcoins have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), SEC, CFTC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the Bitcoin Network, bitcoin users and the Bitcoin Exchange Market, with particular focus on the extent to which bitcoins can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold bitcoins for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by bitcoins to investors. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

In 2013 guidance, FinCEN took the position that any administrator or exchanger of convertible digital currencies, including bitcoins, must register with FinCEN as a money transmitter and must comply with the anti-money laundering regulations applicable to money transmitters. FinCEN subsequently issued several interpretive letters clarifying which entities would be considered administrators or exchangers and which would be considered mere “users” not subject to registration. The requirement that bitcoin exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoins and therefore may adversely affect their price.

In 2015, the NYDFS finalized a rule that requires most businesses involved in digital currency business activity in or involving New York, excluding merchants and consumers, to apply for a license, commonly known as a BitLicense, from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in digital currency business activity. Other states have considered regimes similar to the BitLicense (for example, a bill in California would have imposed a similar regime, although the bill was shelved), or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in digital currency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime. Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of digital currency and not its use. The inconsistency in applying money transmitting licensure requirements to certain bitcoin businesses may make it more difficult for bitcoin businesses to provide services, which may affect consumer adoption of bitcoin and its price.

To date, the SEC has not asserted regulatory authority over the Bitcoin Network or bitcoin trading or ownership and has not expressed the view that digital currencies, including bitcoin should be classified or treated as securities for purposes of U.S. federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in the SEC’s recent review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, they have stated that the bitcoin markets are not properly regulated. The SEC asserts that this results in the public markets’ inability to enter into surveillance-sharing agreements that help address concerns regarding fraudulent or manipulative acts and practices.

Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the Bitcoin Exchange Market and their users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoins by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoins and, indirectly, Bitcoin Futures Contracts.

Additionally, U.S. state and Federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. The value of bitcoins and Bitcoin Futures Contracts could thus be impacted by such adverse publicity.

Regulatory and exchange accountability levels (if any) may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

If the Trust were to become unable to enter into additional positions in Bitcoin Futures Contracts, it may be required to suspend the ability of Authorized Participants to purchase additional Creation Units. During any such suspension, it is expected that Authorized Participants and market makers will continue to actively trade Shares of the Trust. However, there may be increases in the spread they quote between offers to buy and sell shares to allow them to adjust to the potential uncertainty as to when they might be able to purchase additional Creation Units. In addition, there could be a significant variation between the market price at which Shares are traded and the Shares’ net asset value, which is also the price at which shares can be redeemed by Authorized Participants in Creation Units. The potential impact of either wider spreads between bid and offer prices, or reduced number of Shares on which quotes may be available, could increase trading costs to investors. It is expected that any potential impact to the market in shares of the Trust would not extend beyond the time when additional Shares become available for issuance and purchase.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC reproposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC proposed amendments to the requirement of U.S. commodities exchanges to establish corresponding speculative position limits (the “Position Limit Rules”). The re-proposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes (the “Aggregation Rules”). The re-proposed Position Limit Rules were published in the Federal Register on December 30, 2016, and final Aggregation Rules were published in the Federal Register December 16, 2016 and became effective on February 14, 2017.

Although it is unclear what futures position limit rules will be, the Sponsor and Sub-Advisor subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Trust or not trade certain markets on behalf of the Trust in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting the Trust to substantial losses or periods in which the Trust does not create additional Creation Units. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sub-Advisor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the Trust. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of the Trust at unfavorable prices, the Trust may incur substantial losses and the value of the Shares may be adversely affected.

Further, in October 2012, CFTC rules became effective, which require each registered FCM to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Trust, and the Trust may seek to use additional FCMs, which may increase the costs for the Trust and adversely affect the value of the Shares.

The Trust may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust is unable to obtain such relief, the Trust’s ability to issue new Creation Units, or the Trust’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of the Trust may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Trust. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for the bitcoin and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this Prospectus;

●	general economic, market and business conditions;

●	the use of technology by us and our vendors in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;

●	the costs and effect of any litigation or regulatory investigations;

●	our ability to maintain a positive reputation; and

●	other world economic and political developments.

Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor or the Sub-Advisor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s or the Sub-Advisor’s, as applicable, beliefs, estimates and opinions on the date the statements are made and neither the Trust, the Sponsor not the Sub-Advisor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sub-Advisor, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

This section of the Prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin OTC market and bitcoin mining. In this Prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin Network. As a result, the Bitcoin Network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoin are created and rewarded to the parties providing the Bitcoin Network’s infrastructure (“miners”) in exchange for their expending computational power to verifying transactions and add them to the Blockchain. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the pseudonym “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in directly using the Bitcoin Network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; provided, however, that such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such address, is transparently reflected in the Blockchain and can be viewed by websites that operate as “blockchain explorers.” Copies of the Blockchain exist on thousands of computers on the Bitcoin Network. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain. The innovative design of the Bitcoin Network protocol allows each Bitcoin user to trust that their copy of the Blockchain will generally be updated consistent with each other user’s copy.

When a Bitcoin user wishes to transfer bitcoin to another user, the sender must first have the recipient’s Bitcoin address. The sender then uses his or her Bitcoin wallet software to create a proposed transaction to be added to the Blockchain. The proposal would reduce the amount of bitcoin allocated to the sender’s address and increase the amount allocated recipient’s address, in each case by the amount of bitcoin desired to be transferred. The proposal is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin Network; however, the use of “unspent transaction outputs” that are verified cryptographically prevents the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol

The Bitcoin protocol is open source software, meaning any developer can review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” which is maintained in an open-source repository on the website Github. There are many other compatible versions of Bitcoin software, but Bitcoin Core provides the de-facto standard for the Bitcoin protocol, also known as the “reference software.” The core developers for Bitcoin Core operate under a volunteer basis and without strict hierarchical administration.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the reference software’s Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin Network’s operations. Instead, the implementation of a change is achieved by users and miners downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is only effective with respect to the Bitcoin users and miners that download it. If an incompatible modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin Network.

Such a fork in the Bitcoin Network occurred on August 1, 2017, when a group of developers and miners accepted certain changes to the Bitcoin Network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks, and have distinct related assets (bitcoin and bitcoin cash). Additional forks have followed the Bitcoin Cash fork, including those for Bitcoin Gold and Bitcoin SegWit2X, in the months after the creation of Bitcoin Cash. It is possible that additional “forks” will occur in the future. For a further discussion of Hard Forks, see “Risk Factors—Risk Factors Related to the Bitcoin Network and Bitcoins—A temporary or permanent “fork” of the Blockchain could adversely affect an investment in the Trust.”

Bitcoin Transactions

A bitcoin transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as public-private key cryptography, represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin Network address, or wallet, is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The public key is visible to the public and analogous to the Bitcoin Network address. The private key is a secret and may be used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, without having to reveal the private key. A user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin contained in the associated address.

The Bitcoin Network incorporates a system to prevent double-spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Blockchain, which is publicly available. Thus, the Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin Network software program. Any user may validate, through their Bitcoin wallet or a blockchain explorer, that each transaction in the Bitcoin Network was authorized by the holder of the applicable private key, and Bitcoin Network mining software consistent with reference software requirements typically validates each such transaction before including it in the Blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a Bitcoin user’s private key, including the hacking of a Bitcoin user’s computer or a service provider’s systems.

A Bitcoin transaction between two parties is settled when recorded in a block added to the Blockchain. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s solution and by the block’s addition to the longest confirmed Blockchain on the Bitcoin Network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of a Bitcoin transaction. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. The layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous computer power in re-solving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin Network. The Bitcoin Network is generally programmed to consider the longest Blockchain containing solved and valid blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin Network, who would be continuously solving for and adding new blocks to the Blockchain.

Bitcoin Mining – Creation of New Bitcoins

Mining Process

The process by which bitcoins are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run a mining client, which, like regular Bitcoin Network software, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks. Each time transactions are validated and bundled into new blocks added to the Blockchain, the Bitcoin Network awards the miner solving such blocks with newly issued bitcoin and any transaction fees paid by bitcoin transaction senders. This reward system is the method by which new bitcoins enter into circulation to the public. Over time, the size of the fixed reward of new bitcoin decreases, and miners increasingly rely on transaction fees to compensate them for exerting computational power in solving blocks.

Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoins to the miner who solved the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of a predetermined length (the “hash value”) using the SHA-256 cryptographic hash algorithm. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 6.25 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016 and 12.5 in May 2020. It is estimated to halve again at the start of 2024. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one (21) million and that bitcoin cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of March 31, 2022, approximately 18,999,356 bitcoin have been mined, representing more than ninety (90) percent of the twenty-one (21) million bitcoin that will ever be produced.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Blockchain.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin Network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Bitcoin Market and Bitcoin Trading Platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the bitcoin market, market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

The most common means of determining a reference value is by surveying trading platforms where secondary markets for bitcoin exist. The most prominent bitcoin trading platforms are often referred to as “exchanges”, although they are not regulated and do not report trade information in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from bitcoin trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro or another digital asset such as ether or tether. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are several digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity and provide the most data with respect to prevailing valuations of bitcoin. A bitcoin trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or Nasdaq, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, bitcoin trading platforms are largely regulated as money services business (or a foreign regulatory equivalent) that monitor against money-laundering and other illicit financing. Bitcoin trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, XRP, bitcoin cash, and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By January 2021, this figure had dropped to around 69% as other digital assets launched and/or grew faster than bitcoin.

Authorized Participants will have the option of purchasing and selling bitcoin used in Creation Unit transactions with the Trust either on bitcoin trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of bitcoin are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Market Participants

Miners

Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to bitcoin and other digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of Bitcoin. Bitfinex, Bitstamp, Coinbase, Gemini, Kraken and itBit are some of the largest trading platforms by volume traded. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.

Competition

More than 5,000 other digital assets have been developed since the inception of Bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin. Some industry groups are also creating private, permissioned blockchains that may or may not feature cryptocurrencies or other digital assets. In addition, private enterprises and governments are exploring the use of stablecoins including central bank backed digital currencies.

Regulation of Bitcoin

Bitcoin and other digital assets have increasingly attracted attention from U.S. and foreign regulators. Such regulatory attention has included enforcement actions for violations of securities and commodities laws, as well as the release of regulatory guidance explaining how existing regulatory regimes apply to digital assets, and orders approving certain digital asset-related products. In more limited cases, new legislation or regulations have been proposed or adopted to govern the use of digital assets and their networks.

U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset trading platforms, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the Bitcoin Network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the Bitcoin Network.

On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity.

Various U.S. federal and state and foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the bitcoin markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding the US and foreign government and quasi-governmental regulatory actions with respect to digital assets and digital asset exchanges. Foreign laws, regulations or directives may conflict with those of the U.S. and may negatively impact the acceptance of bitcoin by users, merchants and service providers and may therefore impede the growth or sustainability of the Bitcoin economy in the European Union, China, South Korea, India and the U.S. and globally, or otherwise negatively affect the value of bitcoin.

The effect of any future regulatory change on the Trust or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Regulatory changes or actions may alter the nature of an investment in bitcoin or bitcoin futures or restrict the use of bitcoin or the operations of the bitcoin network or exchanges on which bitcoin trades in a manner that adversely affects the price of bitcoin or bitcoin futures and an investment in the shares. For example, it may become illegal to acquire, hold, sell or use bitcoin or bitcoin futures in one or more countries, which could adversely impact the price of bitcoin and bitcoin futures.

As bitcoin and other digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the CFPB, the Treasury Department, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that take custody of digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed to investors in digital assets. In addition, federal and state agencies, and other regulatory bodies in other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity with respect to digital assets. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in bitcoin and bitcoin futures and/or the ability of the Trust to continue to operate.

The United States Department of Treasury Office of Foreign Assets Control (“OFAC”) has affirmed that the obligations of U.S. persons (and persons otherwise subject to OFAC jurisdiction) to comply with economic sanctions is the same with respect to digital currency as with respect to other assets. In March 2018, OFAC announced that it may add digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. In November 2018, OFAC for the first time added bitcoin addresses, associated with an Iranian ransomware scheme, to the Specially Designated Nationals list. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has in the past been associated with such addresses can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and must comply with the anti-money laundering regulations applicable to money transmitters. FinCEN subsequently issued several interpretive letters clarifying which entities would be considered administrators or exchangers and which would be considered mere “users” not subject to registration. In 2015, FinCEN, working in coordination with the U.S. Attorney’s Office for the Northern District of California, assessed a $700,000 fine against Ripple Labs for violating several requirements of the Bank Secrecy Act by acting as a money services business (MSB) and selling XRP without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the United States register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the shares.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Department of the Treasury has spent significant time. Secretary Mnuchin announced that the U.S. Department of the Treasury is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Department of the Treasury, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as “self-hosted wallets”. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.” In May 2021, the US Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of cryptocurrency markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Trust specifically.

On March 9, 2022, President Biden signed an Executive Order on Ensuring Responsible Development of Digital Assets (the “Executive Order”), which outlined a unified federal regulatory approach to addressing the risks and benefits of digital assets. The Executive Order articulated various policy objectives related to digital assets, including investor protections, financial and national security risks, and responsible development and use of digital assets. The Executive Order directed federal government departments and agencies to produce various reports, frameworks, analyses, and regulatory and legislative recommendations to the Biden Administration. The policies and objectives of the Executive Order are very broad and, at this time, it is unclear what impact it may have on the regulation of bitcoin and other digital assets. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

In 2015, the NYDFS finalized a rule that requires most businesses involved in digital asset business activity in or involving New York, excluding merchants and consumers, to apply for a license, commonly known as a BitLicense, from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in digital asset business activity. Other states have considered regimes similar to that imposed by New York or have imposed other regulatory regimes on digital asset businesses.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Furthermore, in February 2018, the NYDFS issued guidance that directed “virtual currency entities” to adopt a written policy to address (1) fraud-related and similar risk areas, including market manipulation; (2) effective procedures and controls; (3) allocation of responsibility for risk monitoring; and (4) investigation procedures in the case of suspected, or actual, fraud and other wrongdoing, including market manipulation. In addition, on April 17, 2017, the New York Attorney General launched a fact-finding inquiry into the policies and practices of online digital asset trading platforms. In connection with the inquiry, the AG’s office sent letters to thirteen major virtual currency trading platforms requesting key information on their operations, internal controls and safeguards to protect customer assets. The AG’s office issued a report in September 2018 with its conclusions, including, for example, that some digital asset exchanges do not have policies or procedures to prevent market manipulation.

The SEC has not asserted regulatory authority over bitcoin or similar cryptocurrencies or trading or ownership of bitcoin or similar cryptocurrencies and has not expressed the view that bitcoin or similar cryptocurrencies should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that bitcoin is not a security under the federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also recently determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. Finally, the SEC’s Division of Examinations has stated that digital assets are an examination priority for 2022. In particular, the Division of Examinations intends to focus its examination on investment suitability of digital assets, portfolio management and trading practices, safety of client funds and assets, pricing and valuation, effectiveness of compliance programs and controls, and supervision of employee outside business activities.

In June 2021, the government of El Salvador announced and passed legislation that identified bitcoin as legal tender in El Salvador. Other South and Central American political leaders have indicated a desire to explore the issues relating to legal tender status for bitcoin. It is unclear whether the designation of bitcoin as legal tender in El Salvador or any other country will impact the regulatory treatment of bitcoin in the United States, or whether other countries will adopt similar legislation.

On February 15, 2022, Representative Warren Davidson introduced the “Keep Your Coins Act,” which is intended ”[t]o prohibit Federal agencies from restricting the use of convertible virtual currency by a person to purchase goods or services for the person’s own use, and for other purposes.” That same day, Congressman Josh Gottheimer also announced a discussion draft of the “Stablecoin Innovation and Protection Act,” which is intended to define “qualified stablecoins” to differentiate them from “more volatile cryptocurrencies.”

On March 17, 2022, Senators Elizabeth Warren, Jack Reed, Mark Warner, and Jon Tester introduced the Digital Asset Sanctions Compliance Enhancement Act in an attempt to ensure blacklisted Russian individuals and businesses do not use cryptocurrency to evade economic sanctions. The bill does not come without controversy, however, as it “would place sweeping restrictions on persons who build, operate and use cryptocurrency networks even if they have no knowledge or intent to help anyone evade sanctions,” according to policy group Coin Center.

On March 28, 2022 Representative Stephen Lynch, along with co-sponsors Jesús G. García, Rashida Tlaib, Ayanna Pressley, and Alma Adams, introduced H.R. 7231, the Electronic Currency and Secure Hardware Act (ECASH Act), which would direct the secretary of the U.S. Department of the Treasury (not the Federal Reserve) to develop and issue a digital analogue to the U.S. dollar, or “e-cash,” which is intended to “replicate and preserve the privacy, anonymity-respecting, and minimal transactional data-generating properties of physical currency instruments such as coins and notes to the greatest extent technically and practically possible,” all without requiring a bank account. E-cash would be legal tender, payable to the bearer and functionally identical to physical U.S. coins and notes, “capable of instantaneous, final, direct, peer-to-peer, offline transactions using secured hardware devices that do not involve or require subsequent or final settlement on or via a common or distributed ledger, or any other additional approval or validation by the United States Government or any other third party payments processing intermediary,” including fully anonymous transactions, and “interoperable with all existing financial institutions and payment systems and generally accepted payments standards and network protocols, as well as other public payments programs.”

On April 6, 2022 Senator Pat Toomey released a draft of his Stablecoin Transparency of Reserves and Uniform Safe Transactions Act, or Stablecoin TRUST Act. The draft bill contemplates a “payment stablecoin,” which is convertible directly to fiat currency by the issuer. Only an insured depositary institution, a money transmitting business (authorized by its respective state authority) or a new “national limited payment stablecoin issuer” would be eligible to issue payment stablecoins. Additionally, payment stablecoins would be exempt from the federal securities requirements, including the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940.

Separately, Senators Kirsten Gillibrand and Cynthia Lummis recently announced they will introduce bipartisan legislation in the near future covering a broad range of digital assets topics to establish the first comprehensive federal digital asset strategy for the U.S., privacy, safety and soundness, consumer protection, and the taxation of digital assets, including cryptocurrencies.

In addition, thirty-seven states and Puerto Rico have pending legislation regarding cryptocurrency, digital or virtual currencies and other digital assets in the 2022 legislative session.

The CFTC has regulatory jurisdiction over the bitcoin futures markets. In addition, because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not utilize collateral, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over bitcoin futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for bitcoin exchanges or transactions.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the shares. Various foreign jurisdictions have, and may continue to in the near future, adopt laws, regulations or directives that affect bitcoin, particularly with respect to bitcoin exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin.

If regulatory changes or interpretations require the regulation of bitcoin by the CFTC under the CEA or the SEC under the Securities Act, Investment Advisers Act or Investment Company Act, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

Bitcoin Value

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more bitcoin exchanges where bitcoin is traded publicly and transparently (e.g., Bitstamp, Coinbase, Kraken, itBit and Gemini).

On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Several leading crypto exchanges and trading platforms provide pricing data for the CME CF pricing indices, including Bitstamp, Coinbase, Gemini, itBit, Kraken and LMAX Digital.

The domicile, regulation and legal compliance of the Bitcoin Exchanges included in the Index varies. Information regarding each Bitcoin Exchange may be found, where available, on the websites for such Bitcoin Exchanges, among other places.

Historically, a large percentage of the global Bitcoin trading volume occurred on self-reported, unregulated Bitcoin Exchanges located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on Bitcoin Exchanges, culminating in a ban on domestic cryptocurrency exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported Bitcoin trading volume on Chinese exchanges is now substantially lower, representing a de minimis share of the global trade volume.

From time to time, there may be intra-day price fluctuations across Bitcoin Exchanges. However, they are generally relatively immaterial. For example, the variance of prices on Bitcoin Exchanges with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different Bitcoin Exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for Bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) exchanges that are inaccessible to the Trust because they do not meet the Trust’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements. Historically, the Trust has not needed to make any changes in the determination of principal market due to variances in pricing, although it has changed its principal market due to disruption of operations of the Bitcoin Market considered to be the principal market.

The CME CF Bitcoin Reference Rate

The CME CF Bitcoin Reference Rate was created to facilitate financial products based on Bitcoin. It serves as a once-a-day reference rate of the U.S. dollar price of Bitcoin (USD/BTC). The CME CF Bitcoin Reference Rate is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME and serves as a reference rate in the settlement of financial derivatives based on the price of Bitcoin. The CME CF Bitcoin Reference Rate may also serve as a reference rate in the net asset value calculation of exchange traded products.

The CME CF Bitcoin Reference Rate, which has been calculated and published since November 2016, aggregates the trade flow of several Bitcoin spot exchanges, during a calculation window into the U.S. dollar price of one Bitcoin as of 4:00 p.m. London time. Specifically, the CME CF Bitcoin Reference Rate is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent trading platforms, which are currently Bitstamp, Coinbase, Kraken, itBit, Gemini and LMAX Digital (the “Constituent Platforms”), as follows:

·	All Relevant Transactions are added to a joint list, recording the trade price and size for each transaction.

·	The list is partitioned into a number of equally-sized time intervals.

·	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e. across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

·	The CME CF Bitcoin Reference Rate is then determined by the equally-weighted average of the volume-weighted medians of all partitions

The CME CF Bitcoin Reference Rate does not include any futures prices in its methodology. A “Relevant Transaction” is any “cryptocurrency versus legal tender spot trade that occurs during the TWAP Period” on a Constituent Platform in the BTC/USD pair that is reported and disseminated by the calculation agent for the CME CF Bitcoin Reference Rate (the “Calculation Agent”). “TWAP” refers to the Time Weighted Average Price period for which trade data is observed, or 60 minutes.

The Sponsor believes that the CME CF Bitcoin Reference Rate provides an accurate reference to the average spot price of Bitcoin. The Sponsor further believes that the methodology employed in constructing the CME CF Bitcoin Reference Rate, specifically its use of medians in filtering out small trades, makes the CME CF Bitcoin Reference Rate more resistant to manipulation than other measurements that employ different methodologies. Finally, an oversight committee is responsible for regularly reviewing and overseeing the methodology, practice, standards and scope of the CME CF Bitcoin Reference Rate to ensure that it continues to accurately track the spot prices of Bitcoin.

CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND THE TRUST.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objective

The investment objective of the Trust is for the Shares to reflect the performance of bitcoin as represented by the Benchmark, less the Trust’s liabilities and expenses. There can be no assurance that the Trust will achieve its investment objective or that the Trust’s investment strategy will be successful.

Principal Investment Strategy

The Trust pursues its investment objective primarily by investing in Bitcoin Futures Contracts. Futures are financial contracts the value of which depends on, or is derived from, the underlying reference asset. In the case of Bitcoin Futures Contracts, the underlying reference asset is Bitcoin. Futures contracts may be cash-settled or physically-settled. When a cash-settled future expires, if the value of the underlying asset exceeds the futures price, the seller pays to the purchaser cash in the amount of that excess, and if the futures price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess. When a physically-settled future expires, the seller is obligated to deliver the underlying asset to the purchaser in exchange for the futures price agreed to at the outset of the contract. The only Bitcoin Futures Contracts in which the Trust invests are cash-settled Bitcoin Futures Contracts traded on commodity exchanges registered with the CFTC.

At expiration, the cash settlement amount for the Bitcoin Futures Contracts held by the Trust will be determined by comparing the price at which the Trust purchased the futures contract on the relevant futures exchange with the reference rate specified by that exchange on the expiration date. For example, the Chicago Mercantile Exchange (the “CME”) has specified that the reference rate for its Bitcoin Futures Contracts will be a volume-weighted composite of Bitcoin prices on multiple Bitcoin exchanges. The Trust does not invest in Bitcoin or other digital assets directly.

The Trust seeks to purchase a number of Bitcoin Futures Contracts so that the total value of the Bitcoin underlying the Bitcoin Futures Contracts held by the Trust is as close to the Target Exposure as it is reasonably practicable to achieve, although as described in further detail below, there can be no assurance that the Trust will be able to achieve or maintain the Target Exposure. The Trust intends to execute these purchases on commodity exchanges registered with the CFTC through FCMs. An FCM is a brokerage firm that solicits or accepts orders to buy or sell futures contracts and accepts money or other assets from customers to support such orders. The Trust does not intend to hold short positions in any futures. Although the Trust’s Bitcoin Futures Contracts will provide leverage to the extent they give the Trust exposure to an amount of underlying Bitcoin with a greater value than the amount of collateral the Trust is required to post, the Trust does not intend to provide investors with exposure to an amount of Bitcoin in excess of the Trust’s net assets. The Trust will engage in active and frequent trading of Bitcoin Futures Contracts in seeking to maintain the Target Exposure.

Because the value of the Shares is indirectly tied to the value of the bitcoin underlying the Bitcoin Futures Contracts, it is important to first understand the investment attributes of, and the market for, bitcoins. See “[Overview of the Bitcoin Industry and Market.]” Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “[Risk Factors.]”

In addition to the Trust’s investments in Bitcoin Futures Contracts, the Trust expects to have significant holdings of cash and high-quality, short-term debt instruments that have terms-to-maturity of less than 397 days, such as U.S. government securities and repurchase agreements (the “Money Market Instruments”). The Money Market Instruments are intended to provide liquidity, to serve as collateral for the Trust’s Bitcoin Futures Contracts and to support the Trust’s use of leverage. The amount of Money Market Instruments held by the Trust may change over time and will be determined primarily by the amount needed to seek to achieve or maintain the Target Exposure.

There can be no assurance that the Trust’s investments in Bitcoin Futures Contracts will appreciate in value at any time, or on average or over time. Additionally, there can be no assurance that changes in the value of the Trust’s Bitcoin Futures Contracts will track the changes in the value of Bitcoin. Bitcoin is not an income-generating asset and the Trust’s investments in Bitcoin Futures Contracts are not expected to pay dividends or other distributions in the way common stock of companies may. Therefore, any positive return on an investment in the Shares would generally come only from appreciation of the Trust’s investments in Bitcoin Futures Contracts, and from income generated by the Trust’s Money Market Instruments. At any time at which the Trust’s exposure to Bitcoin through Bitcoin Futures Contracts is less than the Target Exposure – i.e., less than 100% of the Trust’s net asset value – any changes in value of Bitcoin will result in proportionally smaller changes in value of the Shares.

The Trust will generally hold its investments in Bitcoin Futures Contracts during periods in which the price of Bitcoin is flat or declining as well as during periods in which the price of Bitcoin is rising, and the Sub-Advisor will generally not seek to change the Trust’s Target Exposure based on daily price changes. For example, if the Trust’s positions in Bitcoin Futures Contracts are declining in value, the Trust generally will not close out its positions except in order to meet redemption requests. As a result, any decrease in value of the Bitcoin Futures Contracts in which the Trust invests will result in a decrease in the Trust’s net asset value (“NAV”).

Bitcoin Futures Contracts

Bitcoin Futures Contracts offer traders the ability to take a view on the expected future price of bitcoin. The Bitcoin Futures Contracts are listed and traded on the exchanges registered with the CFTC. As noted above, there are expected to be multiple exchanges listing Bitcoin Futures Contracts and each exchange will utilize prices from different sources. Therefore the value of Bitcoin Futures Contracts may be subject to additional volatility depending on where such futures contract is listed.

The Trust invests in rolling long positions in Bitcoin Futures Contracts. By being long Bitcoin Futures Contracts, the Trust seeks to benefit from increases, both on a daily basis and over time, in the price of the Bitcoin Futures Contracts. When the prices of Bitcoin Futures Contracts decline, the Trust will lose value.

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, digital assets, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. The Trust generally deposits cash with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearing house to protect the clearing house against non-payment by the Trust. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Trust to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

Certain futures contracts, including the Bitcoin Futures Contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Trust agrees to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract.

With futures contracts, there is minimal but some counterparty risk to the Trust since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Trust to substantial losses. If trading is not possible or if a Trust determines not to close a futures position in anticipation of adverse price movements, a Trust may be required to make daily cash payments of variation margin.

Rolling of the Bitcoin Futures Contracts

The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the Bitcoin Futures Contracts held by the Trust near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Trust does not intend to hold Bitcoin Futures Contracts through expiration, but instead to “roll” their respective positions. Accordingly, the Trust is subjects to risks related to rolling.

When the market for these Bitcoin Futures Contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby Bitcoin Futures Contracts would take place at a price that is lower than the price of the more distant Bitcoin Futures Contracts. This pattern of higher futures prices for longer expiration Bitcoin Futures Contracts is often referred to as “contango.” Alternatively, when the market for these Bitcoin Futures Contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby Bitcoin Futures Contracts would take place at a price that is higher than the price of the more distant Bitcoin Futures Contracts. This pattern of higher future prices for shorter expiration Bitcoin Futures Contracts is referred to as “backwardation.” The presence of contango in the relevant Bitcoin Futures Contracts at the time of rolling would be expected to adversely affect the Trust. Similarly, the presence of backwardation in certain Bitcoin Futures Contracts at the time of rolling such Bitcoin Futures Contracts would be expected to positively affect the Trust.

Money Market Instruments

Money Market Instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange (“CBOE”), the CME (which includes, among others, the Chicago Board of Trade (“CBOT”) and the NYMEX) and the Intercontinental Exchange (“ICE”).

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

If the Trust decides to execute derivatives transactions through such derivatives exchanges, the Trust would be subject to the rules of the exchange, which would bring additional risks and liabilities, and potential additional regulatory requirements.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts, and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Sponsor. If the Sponsor were unable to provide services and/or advice to the Trust, the Truss would be unable to pursue its investment objectives unless and until the Sub-Advisor’s ability to provide services and advice to the Trust was reinstated or a replacement for the Sub-Advisor as commodity pool operator could be found. Such an event could result in termination of the Trust.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “DESCRIPTION OF THE SHARES; THE FUND; CERTAIN MATERIAL TERMS OF THE TRUST AGREEMENT—Principal Office; Location of Records; Fiscal Year”.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparation proceeding before the CFTC against the Sub-Advisor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sub-Advisor is a member of the NFA (the Trust itself is not required to become members of the NFA). As an NFA member, the Sub-Advisor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

The Trust’s investments in Bitcoin Futures Contracts will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks) limit the amount of fluctuation in some futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

Margin

“Initial” or “original” margin is the minimum amount of funds that a counterparty to a cleared derivatives contract must deposit with their commodity broker in order to establish an open position. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent 31.9% as of March 31, 2022 of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

PERFORMANCE OF THE OFFERED COMMODITY POOL OPERATED BY THE COMMODITY POOL OPERATOR

This pool has not yet commenced trading and does not have any performance history. NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

The following performance information is presented in accordance with CFTC regulations. The performance of the Trust will differ materially from the performance of the following accounts and pools advised by the Sub-Advisor. The performance of each of the following commodity pools or accounts is materially different from the Trust, each commodity pool or account is different from another, and the below summaries are not representative of how the Trust will perform in the future. [For certain commodity pools*, the Sub-Advisor is only responsible for specific aspects of the commodity pool’s strategy.] [The Sub-Advisor’s other accounts are Institutional Accounts and are not products that may be invested in.] All of Sub-Advisor’s other pools or accounts are types of risk management strategies, where absolute performance is not an appropriate measurement of success.

All performance information is as of [March 2021], unless otherwise noted. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Name of Pool:
Type of Pool:
Date of Inception of Trading:
Worst Monthly Loss:
Worst Peak-to-Valley Loss:

Rate of Return:

	2016		2017		2018		2019		2020		2021
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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As a newly operating fund, the Trust does not yet have any accounting or performance history.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the Trust is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Trust, the analysis assumes that the constant NAV is equal to the amount shown. This amount is the expected NAV of the Shares on the first day of Trust operations.

Dollar Amount and Percentage of Expenses

Valkyrie Bitcoin Futures Fund
Expenses(1)	$	%
Selling price per share
Investment Management fee
Brokerage commissions and fees
Variable create/redeem fees(2)
Other expenses
Total fees and expenses
Interest income(4)
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)
(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount is the expected NAV of the Shares on the first day of Trust operations. The actual NAV of the Trust differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by the Trust during a year of an investor’s investment.
(2)	Authorized Participants are generally required to pay variable create and redeem fees of up to [ ]% of the value of each order they place. These variable transaction fees offset brokerage commissions incurred by the Trust and are reflected in “Brokerage commissions and fees.” See “Charges - Brokerage Commissions and Fees”.
(3)	Based on applying the average three month Treasury Bill rate for the quarter ended [March 31, 2022].
(4)	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for the Trust plus the amount of transaction fees paid by each Authorized Participant for the Trust.

Operational Stage

Management Fee

The Trust pays the Sponsor an investment management fee (the “Investment Management Fee”), monthly in arrears, in an amount equal to [  ]% per annum of its average daily net assets (calculated by dividing the sum of the Trust’s daily net assets for the month by the number of days in the month).

No other Investment Management Fee is paid by the Trust. The Investment Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Trust that the Sponsor pays directly.

Recurring and Non-Recurring Fees and Expenses

The Trust pays all of its fees and expenses, including recurring, non-recurring, routine and unusual fees and expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

The Trust pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Trust’s investments in CFTC regulated investments.

The Trust bears other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Bitcoin Futures Contracts, and costs relating to the purchase of Money Market Instruments.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

●	dealers in securities or commodities;

●	financial institutions;

●	regulated investment companies;

●	real estate investment trusts;

●	partnerships and persons in their capacity as partners;

●	tax-exempt organizations;

●	insurance companies;

●	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

●	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

●	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	an individual that is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	an individual that is a non-resident alien;

●	a foreign corporation;

●	a foreign estate; or

●	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares.

 If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Trust

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. The Trust is a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. The Trust anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Chapman and Cutler LLP has acted as counsel to the Trust in connection with this registration statement. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by the Trust, in the opinion of Chapman and Cutler LLP, the Trust should be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Chapman and Cutler LLP has relied are: (1) the Trust has not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of the Trust’s gross income has been and is expected to continue to be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to operate the Trust in such manner as is necessary for the Trust to continue to meet the qualifying income exception.

While it is expected that the Trust will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Trust is undertaking and the possibility of future changes in the Trust’s circumstances, it is possible that the Trust will not so qualify for any particular year. Chapman and Cutler LLP has no obligation to advise the Trust or its Shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. The Trust’s taxation as a partnership depends on the Trust’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Chapman and Cutler LLP. Accordingly, no assurance can be given that the actual results of the Trust’s operations for any taxable year will satisfy the qualifying income exception.

If for any reason the Trust becomes taxable as a corporation for U.S. federal income tax purposes, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on its net income. Distributions by the Trust to the Shareholders would constitute dividend income taxable to such Shareholders, to the extent of the Trust’s earnings and profits, and the payment of these distributions would not be deductible by the Trust. These consequences would have a material adverse effect on the Trust, the Trust’s Shareholders and the value of the Shares.

If at the end of any taxable year the Trust fails to meet the qualifying income exception, the Trust may still qualify as a partnership if the Trust is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Trust agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether the Trust would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Trust’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving the Trust, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and the Trust retains its partnership qualification, the Trust or its Shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that the Trust qualifies to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Trust Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in the Trust is required to include in income its allocable share of the Trust’s income, gain, loss, deduction and other items for the Trust’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders in the Trust may be required to take into account taxable income without a corresponding current receipt of cash if the Trust generates taxable income but does not make cash distributions in an amount equal to, or if the Shareholder is not able to deduct, in whole or in part, such Shareholder’s allocable share of the Trust’s expenses or capital losses. The Trust’s taxable year ends on December 31 unless otherwise required by law. The Trust uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the Trust’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in the Trust’s portfolio. The Trust may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case Shareholders in the Trust are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Trust may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and Shareholders in the Trust would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Trust. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that the Trust earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and the U.S. Congress (“Congress”) sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice (the “IRS Notice”) seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The IRS Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of the Trust’s investments, possibly with retroactive effect. As the Trust passes through its items of income, gain and loss to Shareholders, any change in the manner in which the Trust accounts for these items could have an adverse impact on the Shareholders of the Trust.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts (as defined herein). A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of the Trust’s futures contracts and foreign currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by the Trust at the end of a taxable year of the Trust will be treated for U.S. federal income tax purposes as if they were sold by the Trust at its fair market value on the last Business Day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Trust’s obligations under such contracts), must be taken into account by the Trust in computing its taxable income for the year. If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of the Trust will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Trust. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Trust’s investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Trust with respect to non-Section 1256 Contracts will be short-term.

If the Trust’s investment strategy results in Section 1256 Contracts being used to reduce the risk on positions that are not Section 1256 Contracts (a “mixed straddle”), the Trust may make certain elections which may limit the long term capital gains to 50 percent of the mixed straddle account.

Allocation of the Trust’s Gains and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Trust’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “— Monthly Allocation and Revaluation Conventions” and “— Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Trust applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, the Trust’s taxable income and losses are determined monthly and are apportioned among the Shareholders of the Trust in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the Shareholders as of the opening of Nasdaq on the first Business Day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month of the Trust’s operations, the Shareholders at the close of trading at month-end received that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. If this were to occur, the Trust’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Trust generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Trust’s assets. This results in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Trust’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Trust generally uses a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Trust generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on a calculation utilizing the creation/redemption price of the Trust’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in the Trust’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept the Trust’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the Shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Trust.

Section 754 Election

The Trust has made or will make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by the Trust generally has the effect of requiring a purchaser of Shares in the Trust to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in the Trust’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Trust’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of the Trust’s assets associated with all of the other Shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, the Trust applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Trust. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Trust do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, the Trust is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Trust seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Trust makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Trust interests and its share of inside basis.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Trust will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the partnership interests it is treated as owning. (See “— U.S. Shareholders — Tax Basis in Shares” below.) Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “— U.S. Shareholders — Disposition of Shares” below. The Trust does not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If the Trust disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of the Trust’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by the Trust.

Disposition of Shares

If a U.S. Shareholder transfers Shares of the Trust, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of the Trust’s liabilities reduced as a result of the sale, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Medicare Tax on Investment Income

Certain U.S. Shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S.

Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in the Trust.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of the Trust’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of the Trust’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of the Trust’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of the Trust’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of the Trust’s losses and deductions, (3) the U.S. Shareholder’s share of the Trust’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of the Trust’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of the Trust is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct the Trust’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity and (3) the ability of individuals to take certain itemized deductions (including the Management Fees) is suspended for taxable years 2018 through 2025. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective Shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in the Trust.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Trust has elected to treat such expenses as ratably deductible over 180 months, beginning with the month the Trust is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions, which are not deductible for taxable years 2018 through 2025. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, the Trust’s taxable income and losses are determined monthly and are apportioned among the Trust’s Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the Shareholders as of the opening of Nasdaq on the first Business Day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Trust’s convention for allocating income and deductions. In that event, the Trust’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares), or if the IRS otherwise does not accept the Trust’s convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Trust’s Sponsor is authorized to revise the Trust’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by The Trust

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of the Trust. The Trust will file a partnership return with the IRS and a Schedule K-1 to the Shareholders.

Treatment of Securities Lending Transactions Involving Shares

A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Trust’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to the Trust’s items generally will be made at the Trust level in a partnership proceeding rather than in separate proceedings with each Shareholder. Pursuant to the Trust Agreement, the Sponsor will represent the Trust as the “partnership representative” of the Trust. A partnership’s designated “partnership representative” has broad authority to resolve a partnership audit and any such resolution will be binding on all partners. Shareholders will have no statutory right to notice and will have no right to participate in the audit proceeding.

Underpayments of tax are determined and paid at the partnership level following any adjustment to the partnership’s items of income, gain, loss, deduction or credit. Adjustments resulting from an IRS audit may require each Shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a Shareholder’s return could result in adjustments not related to the Trust’s returns as well as those related to the Trust’s returns.

Foreign Tax Credits

Subject to generally applicable limitations, and new rules enacted by the Tax Cuts and Jobs Act, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Trust, withheld on payments made to the Trust or paid by the Trust on behalf of Trust Shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of the Trust’s items of income and gain and also their share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Trust. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Trust or the Shareholders (1) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, the Trust’s material advisors could be required to maintain a list of persons investing in the Trust pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, the Trust anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such Shareholder’s distributive share of the Trust’s income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in the Trust’s or such Shareholder’s distributive share of gains if such Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Trust is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. If the Trust has any “effectively connected income,” then a non-U.S. Shareholder would also be subject to a 10% withholding tax upon a sale or exchange of such non-U.S. Shareholder’s Shares. The IRS has temporarily suspended this withholding for interests in publicly traded partnerships until regulations implementing such withholding are issued.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the Trust with a timely and properly completed and executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) (“Withholdable Payments”). Pursuant to proposed regulations, the U.S. Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments.

The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by the Trust to 30% withholding tax unless such Shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Prospective Shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies (“RICs”)

The treatment of a RIC’s investment in the Trust will depend, in part, on whether the Trust is classified as a qualified publicly traded partnership (a “PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC.

Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s gross assets and earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.

It is intended that the Trust is and will continue to be a qualified PTP. The IRS has previously privately ruled that positions in regard to an index similar to the Index produced income permissible under the RIC qualification tests. If the income of the Trust were determined to be permissible under the RIC qualification tests, it will not affect the classification of the Trust as a partnership. However, under such circumstances, the Trust would not be a qualified PTP. Prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Trust under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”), to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Trust) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. The Trust does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent the Trust recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by the Trust during the taxable year. In determining the unrelated debt-financed income of the Trust, an allocable portion of deductions directly connected with the Trust’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. Any tax-exempt Shareholder that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such Shareholder has more than one unrelated trade or business. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain tax-exempt Shareholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Trust generally will be required to be included in determining the Shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Trust may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction with respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

Backup Withholding

In certain circumstances, Shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PART TWO
GENERAL POOL DISCLOSURE

This Prospectus has two parts: an offered series disclosure document and a general pool disclosure. These parts are bound together and both contain important information.

USE OF PROCEEDS

Under normal market conditions, the Trust invests substantially all of its assets in long or short positions in Bitcoin Futures Contracts in a manner consistent with its investment objective. The Trust will also hold Money Market Instruments as collateral for Bitcoin Futures Contracts and pending investment in Bitcoin Futures Contracts. In the event position, price or accountability limits (if any) are reached with respect to Bitcoin Futures Contracts, the Sponsor will suspend creation activity. The Trust may also suspend creation activity if the market for a specific Bitcoin Futures Contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent or make it impractical for the Trust from obtaining the appropriate amount of investment exposure using Bitcoin Futures Contracts. To the extent that the Trust does not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Trust trades in Bitcoin Futures Contracts on U.S. exchanges, the assets deposited by the Trust with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected [     ] as its FCM. [     ], in its capacity as a registered FCM, serves as a clearing broker to the Trust and as such arranges for the execution and clearing of the Trust’s futures transactions. [    ] acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Trusts. The executing brokers will give-up all such transactions to [    ]. [     ] is registered as an FCM with the CFTC and is a member of the NFA. [[     ] is a clearing member of the CBOE, CBOT, CME, NYMEX, and all other major U.S. commodity exchanges.] [     ] is not affiliated with or doesn’t acts as a supervisor of the Trust, the Sponsor, the Sub-Advisor, the Trustee or [    ] (the Administrator and the Custodian). [     ], in its capacity as FCM, is not acting as either an underwriter or sponsor of the offering of the Shares, and has not passed upon the merits of participating in this offering. [     ] has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. [     ] does not provide any commodity trading advice regarding the Trust’s trading activities. Investors should not rely upon [     ] in deciding whether to invest or retain their interest in the Trust. Prospective investors should also note that the Sponsor or Sub-Advisor may select additional clearing brokers or replace [     ] as the Trust’s clearing broker.

[The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Trust, including investing in cash equivalents that may be used as margin for the Trust’s portfolio holdings, as described above.]

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a member of a national clearing agency, and (3) have entered into an agreement with the Sponsor (an Participant Agreement).

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of at least 12,500 Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is governed by the terms of the [Participant Agreement and Authorized Participant Procedures Handbook], and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash or financial instruments with the Custodian of the Trust (unless as provided otherwise by this Prospectus). Purchases and redemptions made by Authorized Participants primarily in cash rather than through in-kind delivery of financial instruments, if not offset by a transaction fee (as described below), may cause the Trust to incur certain costs, including brokerage costs or taxable capital gains or losses, that may decrease the Trust’s net asset value.

If permitted by the Sponsor in its sole discretion with respect to the Trust, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the Trust whereby the Authorized Participant would also transfer to the Trust a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by the Trust in the Sponsor’s discretion, would allow the Trust to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that the Trust would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to the Trust. A block trade is a technique that permits the Trust to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Trust.

Authorized Participants pay a fixed transaction fee of up to $250 in connection with each order to create or redeem a Creation Unit in order to compensate the Administrator, the Custodian and the Transfer Agent of the Trust and its Shares for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Trust of up to .01% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. The Sponsor may waive a fixed or variable transaction fee for any number of reasons, including to maintain similar costs structures as competitive investment vehicles. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Trust to other investors.

The form of Participant Agreement [and the related Authorized Participant Procedures Handbook] set forth the procedures for the creation and redemption of Creation Units and for the payment of cash or financial instruments required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Participant Agreement to the Administrator, the Custodian and the Transfer Agent without consent from any Shareholder or Authorized Participant. The form of Participant Agreement, the related procedures attached thereto [and the Authorized Participant Procedures Handbook] may be amended by the Sponsor without the consent of any Shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Trust receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by FINRA or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Participant Agreement for more detail. The Trust Agreement and the form of Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the [Marketing Agent] to create one or more Creation Units.

Purchase orders must be placed by 3:00 p.m. (Eastern time). The cut-off time may be earlier if, for example, Nasdaq or other exchange material to the valuation or operation of the Trust closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which the [Marketing Agent] receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next Business Day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the value of the Creation Unit on the purchase order date plus the applicable transaction fees.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (the “CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (“T+1”), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the second Business Day following the purchase order date (“T+2”). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Trust for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (“EFCRP”) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to the Trust, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Trust’s account at its FCM. If the cash is not received by the market close on the second Business Day following the purchase order date (T+2); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Trust for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of the Trust, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which any of Nasdaq, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Trust is closed or when trading is suspended or restricted on such exchanges in any of the underlying Bitcoin Futures Contracts; (2) for any period during which an emergency exists as a result of which the fulfilment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

●	It determines that the purchase order is not in proper form;

●	The Sponsor believes that the purchase order would have adverse tax consequences to the Trust or its Shareholders;

●	The order would be illegal; or

●	Circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Sub-Advisor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more Creation Units. Redemption orders must be received prior to [2:00 p.m.] (Eastern time), or earlier if, for example, Nasdaq or other exchange material to the valuation or operation of the Trust closes before the cut-off time. If a redemption order is received prior to the applicable cut-off time, the day on which the [Marketing Agent] receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. Individual Shareholders may not redeem directly from the Trust.

 By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Trust not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Trust to receive the Creation Units required for settlement up to the second Business Day following the redemption order date (T+2). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from the Trust consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to the Trust, an EFCRP or block trade with the Trust as described in “— Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of the Trust requested in the Authorized Participant’s redemption order as of the time of the calculation of the Trust’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from the Trust are delivered to the Authorized Participant at noon (Eastern Time), on the second Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, the Trust’s DTC account has been credited with the Creation Units to be redeemed. The Trust should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If the Trust’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Trust’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing the Trust for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Trust’s DTC account by noon (Eastern Time), on the second Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Trust’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

In respect of the Trust, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of Nasdaq, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Trust is closed or when trading is suspended or restricted on such exchanges in any of the underlying Bitcoin Futures Contracts; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Participant Agreement or if the fulfilment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate [    ] for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to [    ] of up to $250 per order to create or redeem Creation Units and may pay a variable transaction fee to the Trust of up to .01% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

Inception of Trading

There is no minimum number of aggregate subscriptions that will be necessary for the pool to commence trading commodity interests. However, the initial Authorized Participant is expected to seed the Trust with a minimum of two Creation Units prior to its Shares being listed on Nasdaq. There is no minimum number or maximum number of aggregate subscriptions that may be contributed to the pool. However, the Sponsor retains the unilateral right to not accept an order to purchase any Creation Unit for any reason. The Trust will not hold the monies or funds of any investor prior to the commencement of the Trust trading commodity interests. Accordingly, the Trust will have no need to determine the disposition of funds received if the pool does not receive the necessary amount to commence trading, including the period of time within which the disposition will be made. The Sponsor will not be depositing funds received prior to the commencement of trading by the Trust.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust is a claimant or defendant or to which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within ten years preceding the date of the Prospectus, against the Sponsor.

[    ] is a clearing member of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. From time to time, [    ] (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled [“Futures Commission Merchants—Litigation and Regulatory Disclosure Relating to FCMs”] beginning on page 73, [    ] has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUND; CERTAIN MATERIAL TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

The Trust issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Trust.

The Shares may be purchased from the Trust or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Trust. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Trust.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the Delaware Statutory Trust Act (“DSTA”). The Trust is managed by the Sponsor, whose office is located at 320 Seven Springs Way, Brentwood, Tennessee 37027.

The books and records of the Trust are maintained at the Trust’s principal office, c/o Valkyrie Funds LLC, 320 Seven Springs Way, Brentwood, Tennessee 37027.

Certain Trust books and records are available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for purposes reasonably related to such Shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of the Trust ends on December 31 of each year.

The Trustee

Delaware Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Trust management and the Shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders of the Trust. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, DE 19808. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least [sixty (60) days’] notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Trust, as appropriate, and is indemnified by the Trust, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The Shareholders have no voice in the day-to-day management of the business and operations of the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

Valkyrie Funds LLC, is the Sponsor of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator.

Specifically, with respect to the Trust, the Sponsor:

●	Manages and directs the Trust’s portfolio of commodities and other assets, including cash and cash equivalents;

●	selects the Trust’s service providers;

●	negotiates various agreements and fees;

●	performs such other services as the Sponsor believes that the Trust may require from time to time;

●	selects the FCM and Bitcoin Futures Contracts counterparties, if any; and

●	Oversees the Sub-Advisor’s management of the Trust’s portfolio of commodities and other assets, including cash equivalents.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. An investment in the Shares of the Trust offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 320 Seven Springs Way, Brentwood, Tennessee 37027. The telephone number of the Sponsor is [     ].

Background and Principals

Valkyrie Funds LLC, the Sponsor, is a Tennessee limited liability company formed on December 10, 2020 and a wholly owned subsidiary of Valkyrie Investments Inc. Under the Tennessee Revised Limited Liability Company Act and the governing documents of the Sponsor, Valkyrie Investments Inc., the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor. The Sponsor was formed for the purpose of sponsoring funds involved in the cryptocurrency industry.

The Sponsor currently serves as the commodity pool operator of the Trust. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA and registration as a commodity pool operator was originally approved on October 14, 2021. Its membership with the NFA and registration as a commodity pool operator are currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 320 Seven Springs Way, Brentwood, Tennessee 37027, and its telephone number is [     ]. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor or the Trust.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Leah Wald*	Principal of the Sponsor (since 12/7/2020), Principal Executive Officer Associated Person of the Sponsor (since October 14, 2021)
Steven McClurg*	Principal of the Sponsor (since 12/7/2020), Chief Investment Officer Associated Person of the Sponsor (since October 14, 2021)
Ben Gaffey	Principal of the Sponsor (since [ ]), Principal Financial Officer and Principal Accounting Officer of the Trust, Associated Person of the Sponsor since October 14, 2021
Nick Bonos	Principal Officer of the Sponsor (since [ ]), Head of Fund Operations, Associated Person of the Sponsor (since October 14, 2021)

*	Denotes principal of the Sponsor who participates in making trading decisions for the Trust.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor. Of the Principals listed below, only Steven McClurg participates in making trading or operational decisions for the Trust or supervise persons engaged in making trading or operational decisions for the Trust. Each of the Principals listed below has served as a Principal of the Sponsor since its registration as a commodity pool operator was approved on October 14, 2021.

Leah Wald is an economist with an expertise in asset management focused on value investing. As a direct report to the CEO of Vital Financial, Wald spearheaded investment strategies for multi-billion dollar asset managers on global macro strategy. Formerly, she was a Partner at Lucid Investment Strategies, an asset management firm specialized in cryptocurrency investments. Wald worked at the World Bank Group and co-founded Veterati, a mentorship platform assisting unemployed and transitioning US veterans to secure meaningful employment. Ms. Wald is a contributing writer for Forbes and co-authored the book Hyperwave Theory: The Rogue Waves of Financial Markets. Ms. Wald has a BA in International Political Economy and a MSc in Management specialized in International Business from IE Business School. Ms. Wald studied political economics abroad at multiple universities and served as a research assistant to the Director of University of Cambridge’s Lauterpacht Centre for International Law where she researched and coded algorithms for a dataset examining the role of arbitrator background for outcomes in international investment arbitration.

Steven McClurg has considerable finance and fintech experience. Most recently, Mr. McClurg founded Theseus Capital, a blockchain-powered asset management platform, followed by joining blockchain-focused merchant bank, Galaxy Digital, where he continued as Managing Director, building their asset management and public funds businesses. Most relevant, Mr. McClurg was a Managing Director at Guggenheim Partners, where he was a portfolio manager and responsible for portfolio construction and strategy for fixed income and private equity. He also has experience in leadership roles in technology companies such as Electronic Arts. Mr. McClurg holds a Master of Science and an MBA from Pepperdine University, where he has served as an adjunct professor.

Nikolaos (Nick) Bonos has been in the financial services industry for more than 32 years. He has worked in various senior operational roles for State Street, JP Morgan Chase, Rydex Investments, Security Benefit Corp., Guggenheim Investments, and MUFG Investor Services (US), LLC. He also has held various senior officer roles for the Rydex Funds, Rydex ETF’s, Rydex Specialized Products LLC, Security Funds, Guggenheim Funds, and Guggenheim ETF’s throughout the years. In 2016, Nick was President of Rydex Fund Services when it was sold to MUFG. Prior to that, in 2006, Nick was part of the executive team that facilitated the sale of Rudex investments. He graduated with a BSBA cum laude from Suffolk University in 1986.

Benjamin Gaffey is an accountant with experience in the wealth and asset management industry. He joined Valkyrie Investments LLC as Fund Controller in 2021, where he oversees finance and operations of various investment products. Prior to Valkyrie Investments LLC, Mr. Gaffey was part of Ernst & Young LLP’s financial services assurance practice, managing audit engagements of both registered investment companies and private investment funds. Mr. Gaffey has a BBA in Accounting from The College of William and Mary and is a Certified Public Accountant, licensed in the Commonwealth of Virginia.

Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any Shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, Shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Trust.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Trust) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Trust

The Sponsor, its principals, as well as their affiliates, reserve the right to trade commodity interests for their own accounts including Shares of this Trust. Trust investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading. The Sponsor currently does not own any Shares of the Trust.

The Sub-Advisor

Vident Investment Advisory, LLC (the “Sub-Advisor”), serves as the Trust’s commodity sub-advisor pursuant to a commodity sub-advisory agreement (the “Sub-Advisory Agreement”).

[     ]

The Sub-Advisor will manage 100% of the Trust’s assets. The Sub-Advisor will be paid by the Sponsor an annual sub-advisory fee of [    ]% based on the Trust’s average daily net assets (total assets of the Trust, minus the sum of its accrued liabilities). The Trust does not directly pay the Sub-Advisor.

The following is a biographical summary of the business experience of the principals of the Sub-Advisor. Of the individuals below, only Ryan Dofflemeyer and Austin Wen participate in making trading or operational decisions for the Trust. The Sub-Advisor has been registered as a commodity trading advisor since June 2016. Amrita Nandakumar and Erik Olsen are Principals of the Sub-Advisor and have served as such since November 2020 and September 2021, respectively. Mr. Wen is an Associated Person and Principal of the Sub-Advisor and has served as such since June 2020. Mr. Dofflemeyer is an Associated Person of the Sub-Advisor and has served as such since August 2020.

Ryan Dofflemeyer, Senior Portfolio Manager — Mr. Dofflemeyer has over 16 years of trading and portfolio management experience across various asset classes including both ETFs and mutual funds. He is Senior Portfolio Manager for Vident Investment Advisory, specializing in managing and trading of global equity and multi-asset portfolios. Prior to joining Vident Investment Advisory, he was a Senior Portfolio Manager at ProShares for over $3 billion in ETF assets across global equities, commodities, and volatility strategies. Before that, he was a Research Analyst at the Investment Company Institute in Washington DC. Mr. Dofflemeyer holds a BA from the University of Virginia and an MBA from the University of Maryland.

Austin Wen, CFA, Portfolio Manager — Mr. Wen has eight years of investment management experience. He is a Portfolio Manager at Vident Investment Advisory, specializing in portfolio management and trading of equity portfolios and commodities-based portfolios, as well as risk monitoring and investment analysis. Previously, he was an analyst for Vident Financial, working on the development and review of investment solutions. He began his career as a State Examiner for the Georgia Department of Banking and Finance. Mr. Wen obtained a BA in Finance from the University of Georgia and holds the Chartered Financial Analyst designation.

Amrita Nandakumar, President — Amrita Nandakumar is an industry veteran experienced in business strategy, product development, integrated marketing, and relationship management. In 2013, Ms. Nandakumar joined Van Eck as a Senior ETF Product Manager, where she oversaw a suite of over a dozen international equity ETFs, led new product launches, and developed critical relationships within the ETF industry. Ms. Nandakumar later transitioned to a new role, Director of Corporate Strategy and Development, where she led various corporate initiatives and managed firm-wide strategic and operational projects, including the successful acquisitions of a European asset manager and a global index provider. Prior to joining Van Eck, she spent several years at Vanguard as a Senior Investment Consultant partnering with financial advisors, as well as holding other roles within Vanguard’s ETF Product Management and Corporate Strategy groups. Ms. Nandakumar holds a BA in Economics and Political Science from The George Washington University and an MBA from The Wharton School of the University of Pennsylvania. She also holds her FINRA Series 24, 7, and 63 accreditations.

Erik Olsen, Chief Compliance Officer — Prior to joining VIA, Erik served as a Managing Director at ACA Group as the Head of Registered Investment Company Compliance. He led a team of three compliance consultants focused on our industry, providing ongoing and customized regulatory compliance consulting and compliance program review services to registered investment companies, their investment advisers and sub-advisers, and other service providers. Erik joined ACA in 2012 as a Senior Principal Consultant. Prior to ACA, Erik was a compliance director at Legg Mason. In that role, he headed the firm’s Global Compliance Examinations team, overseeing compliance program and risk control reviews of Legg Mason’s worldwide investment advisory affiliates and distribution units. Before Legg Mason, Erik served as a Securities Compliance Examiner in the U.S. Securities and Exchange Commission’s Office of Compliance Inspections and Examinations (Investment Adviser/Investment Company). As an examiner, he conducted regulatory examinations of registered investment advisers and registered investment companies. At the SEC, Erik also helped launch the CCO Outreach Program. In 2005, he received the SEC Chairman’s Award of Excellence. Prior to the SEC, Erik worked in the Mutual Funds Legal and Accounting Departments of Deutsche Asset Management. Erik led the Domestic Equities fund accounting team, where he managed the daily accounting and processing of mutual fund net asset values and the semi-annual creation of fund financial statements. Erik also served in the Legal Department, where he reviewed and drafted registration documents and participated in board of director meetings. Erik earned his Bachelor of Business Administration degree in Finance from Loyola College (now Loyola University Maryland).

VIDENT INVESTMENT ADVISORY, LLC, A COMMODITY TRADING ADVISOR THAT HAS DISCRETIONARY TRADING AUTHORITY OVER 100% PERCENT OF THE POOL’S COMMODITY INTEREST TRADING HAS NOT PREVIOUSLY DIRECTED ANY ACCOUNTS.

Management; Voting by Shareholders

The Shareholders of the Trust take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of Nasdaq, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of the Trust could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of the Trust are listed for trading on Nasdaq and provide institutional and retail investors with direct access to the Trust. The Trust’s Shares may be bought and sold on Nasdaq like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC.

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor or elected third-party service providers will furnish an annual report of the Trust in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Trust examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.valkyriefunds.io. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify Shareholders of any substantial change in the fees paid by the Trust or of any material changes to the Trust by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.valkyriefunds.io.

Net Asset Value

The NAV of the Trust means the total assets of the Trust including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Trust, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on open Bitcoin Futures Contracts, and any other credit or debit accruing to the Trust but unpaid or not received by a Trust. The NAV per Share of a Trust is computed by dividing the value of the net assets of the Trust (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Trust’s NAV is calculated on each day other than a day when Nasdaq is closed for regular trading. The Trust computes its NAVs on each Business Day as of 4:00 p.m. (Eastern Time), or an earlier time as set forth on www.valkyriefunds.io, if necessitated by Nasdaq or other exchange material to the valuation or operation of such Trust closing early. Each Trust’s NAV is calculated only once each trading day.

In calculating the NAV of a Trust, Bitcoin Futures Contracts traded on a U.S. exchange are valued using the last traded price before the NAV calculation time on the date with respect to which the NAV is being determined. If a Bitcoin Futures Contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the Bitcoin Futures Contracts and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

The Trust may use a variety of Money Market Instruments to invest excess cash. Money Market Instruments will be valued using market prices or at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of the Trust’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of the Trust as a base and updating throughout the trading day changes in the value of the Bitcoin Futures Contracts held by a Trust. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares.

Termination Events

The Trust, or, as the case may be, the Trust, may be dissolved at any time and for any reason by the Sponsor with written notice to the Shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on the Trust’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of the Trust’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of the Trust in a taxable year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on the Trust, have appointed [    ] as the Administrator of the Trust and [   ] has entered into an administrative agency agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Trust) and the Sponsor in connection therewith. In addition, [   ] serves as Transfer Agent of the Trust pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at [    ]’s offices identified above.

The Administrator’s fees are paid on behalf of the Trust by the Sponsor.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, [    ] prepares and files certain regulatory filings on behalf of the Trust. [    ] may also perform other services for the Trust pursuant to the Administrative Agency Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Trust, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Trust and its Shareholders.

The CUSTODIAN

[     ] serves as the Custodian of the Trust and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust in connection therewith. Pursuant to the terms of the Custodian Agreement, [    ] is responsible for the holding and safekeeping of assets delivered to it by the Trust, and performing various administrative duties in accordance with instructions delivered to [    ] by the Trust. The Custodian’s fees are paid on behalf of the Trust by the Sponsor.

The TRANSFER Agent

[     ] serves as the Transfer Agent of the Trust for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, [     ] is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Trust. The Transfer Agent fees are paid on behalf of the Trust by the Sponsor.

The MARKETING Agent

[     ] serves as the Marketing Agent of the Trust and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

The Sponsor pays [     ] for performing its duties on behalf of the Trust.

The SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Trust outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Trust by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Any participant of the Euroclear System that holds shares of the Trust in the Euroclear System will be deemed to have represented to and agreed with the applicable Trust and Euroclear Bank as a condition to the Trust shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Trust shares and related income distributions of such participant.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of the Trust in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of the Trust constituting a Creation Unit.

CONFLICTS OF INTEREST

Sponsor

In the course of providing services, the Sponsor, its principals, officers, employees and their affiliates may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Trust. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker utilized by clients. It is possible that the Sponsor, including its officers and employees, may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by the Sponsor, including its officers and employees, may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client, including conflicts that would arise if such proprietary accounts were to trade ahead of client accounts, place trades that are opposite to the trades of client accounts (such as the Trust), or receive preferential treatment in terms of allocation of resources or of investment opportunities. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

FCMs

An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (each, a “Clearing House”) where the Trust’s transactions in futures, options, swaps (as defined in the CEA), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearing House, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearing House. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearing House.

In addition, Trading Facilities and Clearing Houses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearing House. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.

When providing execution services to the Trust (either in conjunction with clearing services or in an execution-only capacity), an executing broker may direct orders to affiliated or unaffiliated market-makers, FCMs, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Trust’s transactions may differ from the results achieved by the FCM for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of the Trust’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may affect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has a counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker, introducing broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Trust’s interests. Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Trust’s best interest and are not assessing the suitability for the Trust of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

MATERIAL CONTRACTS

[To be updated by pre-effective amendment]

Fund Administration Servicing Agreement

[     ] serves as the Trust’s Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Trust (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

[     ] serves as the Trust’s Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Trust’s transfer agent and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Trust with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Trust or the Sponsor.

In its capacity as Administrator and Transfer Agent, [    ] is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

[    ] serves as the Trust’s Custodian. Pursuant to the Custodian Agreement between the Trust and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Trust during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Trust in a securities depository and may appoint a sub-custodian to hold investment assets of the Trust. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Trust pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Trust.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and [    ], [    ] assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

Futures Account Agreement

[    ], in its capacity as a registered FCM, serves as the Trust’s clearing broker and as such arranges for the execution and clearing of the Trust’s futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between [    ] and the Trust, the Trust agree to indemnify and hold harmless [    ], its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by [    ], as applicable, in connection with: (1) any failure by the Trust to perform its obligations under the Futures Account Agreement and any exercise by [    ] of its rights and remedies thereunder; (2) any failure by the Trust to comply with the applicable law; (3) any action reasonably taken by [    ] or its affiliates or agents to comply with the applicable law; and (4) any reliance by [    ] on any instruction, notice or communication that [    ] reasonably believes to originate from a person authorized to act on behalf of the Trust. Also, the Trust agrees to remain liable for and pay to [    ] on demand the amount of any deficiency in the Trust’s Accounts, and the Trust shall reimburse, compensate and indemnify [    ] for any and all costs, losses, penalties, fines, taxes and damages that [    ] may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Trust, or [    ] by written notice to the other.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

Plan Assets

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code ( i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of the Trust.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Trust is based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Trust trade on Nasdaq under the ticker symbol listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Trust continuously offers Shares in Creation Units to Authorized Participants. Shares of the Trust are to be offered to Authorized Participants in Creation Units at the Trust’s NAV.

Authorized Participants may offer to the public, from time to time, Shares of the Trust from any Creation Units they create. Shares of the Trust offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of the Trust on Nasdaq, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Authorized Participants do not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

[    ] is the Trust’s initial Authorized Participant and is a statutory underwriter of the Trust’s Shares. Prior to the Trust’s Shares being listed on Nasdaq, the initial Authorized Participant will purchase two creation units of Trust Shares with a price per share of $50.00.

As of the date of this Prospectus, [    ] have each executed a Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

The Trust issues Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from the Trust, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase or sell Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to [    ], in connection with the offering of the Shares by the Trust will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Trust. Chapman and Cutler LLP has prepared the sections [“U.S. Federal Income Tax Considerations”] with respect to U.S. federal income tax laws and [“Purchases By Employee Benefit Plans”] with respect to ERISA. Chapman and Cutler LLP has not represented, nor will it represent, the Trust, the Trust or the Shareholders in matters relating to the Trust or the Trust.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

[     ], an independent registered public accounting firm, is hereby named as an expert in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of the Trust. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, along with any amendments thereto, when they become available and which will be incorporated by reference into this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to the Trust. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. The Sponsor will furnish an annual report of the Trust in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Trust examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.valkyriefunds.io. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Trust receives information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Trust or third parties, such as the Trust’s service providers. The Sponsor, on behalf of the Trust, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfil legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Trust is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Trust including research firms. When the Trust enters into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Trust, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Trust.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus and later information that we will file with the SEC will automatically update and supersede some of this information. We incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Trust also incorporates by reference the documents listed below:

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you an electronic copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

Valkyrie Bitcoin Futures Fund
c/o Valkyrie Funds LLC
320 Seven Springs Way
Brentwood, Tennessee 37027
Telephone: [     ]

These documents may also be accessed through the web at www.valkyriefunds.io or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust.

FUTURES COMMISSION MERCHANTS

The Trust intends to use [    ] each in its capacity as a registered FCM, as its FCM. Each serves as a clearing broker to the Trust and as such arranges for the execution and clearing of the Trust’s futures transactions. Each FCM acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Trust. The executing brokers will give up all such transactions to an FCM.

Investors should be advised that no FCM is affiliated with or acts as a supervisor of the Trust or the Trust’s commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, no FCM is acting as an underwriter or sponsor of the offering of any Shares or interests in the Trust or has passed upon the merits of participating in this offering.

No FCM has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, no FCM provides any commodity trading advice regarding the Trust’s trading activities. Investors should not rely upon any such FCM in deciding whether to invest in the Trust or retain their interests in the Trust. Investors should also note that the Trust may select additional clearing brokers or replace any FCM as the Trust’s clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

[To be provided by pre-effective amendment]

Margin Levels Expected to be Held at the FCMs

While the portfolio composition may vary over time, it is not expected that the Trust will ever have futures exposure greater than one time (1x) the Trust’s assets. Thus the maximum margin held at an FCM would not exceed the margin requirement for the Trust. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the Trust’s FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Trust may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Trust are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

It is expected that the Trust will have Bitcoin Futures Contracts with notional amounts equal to approximately 100% of Trust assets. As of March 31, 2022, the minimum margin requirement as a percentage of futures notional was approximately 31.9%. Thus, it is expected that the minimum margin held at FCMs would be approximately 31.9% of Trust assets for the Trust.

The Trust receives the income on any securities or other property of the Trust transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by pre-effective amendment]

FINANCIAL STATEMENTS

[To be provided by pre-effective amendment]

PROSPECTUS

VALKYRIE BITCOIN FUTURES FUND

COMMON SHARES OF BENEFICIAL INTEREST

Until [                    ], 2022 (25 calendar days after the date of this Prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[                    ], 2022

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis. The Registrant (the “Registrant” or the “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Valkyrie Funds LLC, the sponsor of the Registrant (the “Sponsor”).

Item 14.	Indemnification of Directors and Officers.

[To be provided by subsequent amendment.]

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description

3.1	Trust Agreement*

3.2	Amended and Restated Trust Agreement*

3.3	Certificate of Trust*

5.1	Opinion of Chapman and Cutler LLP as to legality*

8.1	Opinion of Chapman and Cutler LLP as to tax matters*

10.1	Bitcoin Custodian Agreement*

10.2	Sub-Advisory Agreement*

10.3	Trust Administration and Accounting Agreement*

10.4	Transfer Agency and Service Agreement*

10.5	Form of Participant Agreement*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Chapman and Cutler LLP is included in Exhibit 5.1*

107	Filing Fee Tables**

*       To be filed by amendment.

**     Filed herewith

  (b) Financial Statement Schedules

  Not applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee on May 6, 2022.

Valkyrie Funds LLC
Sponsor of the Valkyrie Bitcoin Futures Fund

By:	/s/ Leah Wald
Name: Leah Wald
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Leah Wald	Chief Executive Officer
Leah Wald	(Principal Executive Officer)	May 6, 2022

/s/ Ben Gaffey	Controller
Ben Gaffey	(Principal Financial Officer and Principal Accounting Officer)	May 6, 2022

*	The Registrant is a trust and the persons are signing in their capacities as officers of Valkyrie Funds LLC, the Sponsor of the Registrant.